As filed with the Securities and Exchange Commission on June 18, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AETERNA ZENTARIS INC.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Canada	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

315 Sigma Drive

Summerville, South Carolina 29486

(843) 900-3223

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Klaus Paulini, PhD

President and Chief Executive Officer

Aeterna Zentaris Inc.,

315 Sigma Drive

Summerville, South Carolina 29486

(843) 900-3211

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian Pukier, Esq. Jeff Hershenfield, Esq. Stikeman Elliott LLP 5300 Commerce Court West 199 Bay Street Toronto, Ontario Canada, M5L 1B9 (416) 869-5205	Michael J. Lerner, Esq. Steven M. Skolnick, Esq. Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY 10020 United States (212) 262-6700	Rick A. Werner, Esq. Jayun Koo, Esq. Haynes and Boone, LLP 30 Rockefeller Plaza, 26th Floor New York New York 10112 Tel: (212) 659-7300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company [  ]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee
Units consisting of:(4)	$12,000,000	$1,557.60
(i) Common Shares, no par value per share (“Common Shares”), included in the Units(5)	-	-
(ii) Common Warrants to purchase Common Shares included in the Units(5)	-	-
Pre-Funded Units consisting of:(4)	$12,000,000	$1,557.60
(i) Common Warrants to purchase Common Shares included in the Pre-Funded Units(5)	-	-
(ii) Pre-Funded Warrants to purchase Common Shares included in the Pre-Funded Units(5)	-	-
Common Shares underlying the Common Warrants included in the Units and the Pre-Funded Units(4)	$12,000,000	$1,557.60
Common Shares underlying the Pre-Funded Warrants included in the Pre-Funded Units(4)(5)	-	-
Placement Agent Warrants to purchase Common Shares(6)	$1,050,000	$136.29
Common Shares underlying the Placement Agent Warrants(6)(7)	-	-
Total	$37,050,000	$4,809.09

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also registers such indeterminate number of shares that may become issuable as a result of stock splits, stock dividends, recapitalizations or similar transactions.

(3)	All Common Shares of the registrant carry rights to purchase additional Common Shares pursuant to the Shareholder Rights Plan Agreement between the registrant and Computershare Trust Company of Canada. Such purchase rights are attached to and trade with the Common Shares. The value, if any, attributable to the purchase rights is reflected in the value of the Common Shares.

(4)	The proposed maximum aggregate offering price of the Units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of any Pre-Funded Units offered and sold in the offering, and the proposed maximum aggregate offering price of the Pre-Funded Units to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of any Units sold in the offering. Accordingly, the proposed maximum aggregate offering price of the Units and Pre-Funded Units (including the Common Shares issuable upon exercise of the Pre-Funded Warrants included in the Pre-Funded Units), if any, is $12,000,000.

(5)	No additional registration fee is payable pursuant to Rule 457(i) under the Securities Act of 1933, as amended.

(6)	Represents warrants to purchase a number of Common Shares equal to 7.0% of the number of Common Shares sold in this offering (including the number of Common Shares underlying the Pre-Funded Warrants) at an exercise price equal to 125% of the offering price per Unit.

(7)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 18, 2020

PRELIMINARY PROSPECTUS

Up to          Units

(each Unit consists of one Common Share and one Common Warrant to purchase               Common Share)

Up to Pre-Funded Units (each Pre-Funded Unit consists of one Pre-Funded Warrant to purchase one Common Share and one Common Warrant to            Common Share)

Common Shares underlying the Pre-Funded Warrants

Common Shares underlying the Common Warrants

We are offering up to units, or the “Units”, with each Unit consisting of (i) one common share, no par value per share (“Common Shares”), of Aeterna Zentaris Inc. (“Aeterna Zentaris”, “we”, “us” or the “Company”), and (ii) one warrant to purchase Common Share, or a “Common Warrant.” The Common Warrants will have an exercise price of $_________ per share, will be exercisable at any time after the date of issuance and will expire years from the date of issuance. Each Unit will be sold at a negotiated price of $_________ per Unit. Each Common Share (including Common Shares included in the Units and/or underlying the Pre-Funded Warrants and Common Warrants) offered under this prospectus has associated with it one right to purchase a Common Share under our Rights Plan (as defined herein). Please see the section entitled “Description of Securities We are Offering” in this prospectus for a more detailed discussion.

We are also offering to those purchasers, if any, whose purchase of Units in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Shares immediately following the consummation of this offering, the opportunity to purchase, in lieu of Units that would otherwise result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Shares, pre-funded units, or the “Pre-Funded Units”, with each Pre-Funded Unit consisting of (i) a pre-funded warrant to purchase one Common Share, or a “Pre-Funded Warrant,” and (ii) one Common Warrant. Because we will issue a Common Warrant as part of each Unit or Pre-Funded Unit, the number of Common Warrants sold in this offering will not change as a result of a change in the mix of the Units and Pre-Funded Units sold. Each Pre-Funded Warrant contained in a Pre-Funded Unit will be exercisable for one Common Share. The purchase price of each Pre-Funded Unit will equal the price per Unit being sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant included in the Pre-Funded Unit will be $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until exercised in full.

For each Pre-Funded Unit we sell, the number of Units we are offering will be decreased on a one-for-one basis. Units and the Pre-Funded Units will not be issued or certificated. The Common Shares or Pre-Funded Warrants, as the case may be, and the Common Warrants included in the Units or the Pre-Funded Units, can only be purchased together in this offering, but the securities contained in the Units or Pre-Funded Units will be issued separately and will be immediately separable upon issuance.

The Common Shares issuable from time to time upon exercise of the Common Warrants and the Pre-Funded Warrants are also being offered by this prospectus. We refer to the Common Shares issued or issuable upon exercise of the Common Warrants and Pre-Funded Warrants, and the Common Shares, the Common Warrants and Pre-Funded Warrants being offered hereby, collectively, as the “securities.”

Our Common Shares are listed on both the NASDAQ Capital Market (“NASDAQ”) and on the Toronto Stock Exchange (“TSX”) under the symbol “AEZS”. On June 17, 2020, the last reported sales price of our Common Shares on NASDAQ was $0.97 per share and on TSX was C$1.28 per share.

There is no established public trading market for the Common Warrants or the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the Common Warrants or the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Common Warrants or the Pre-Funded Warrants will be limited.

We have assumed a public offering price of $ per Unit, the last reported sale price for our Common Shares as reported on NASDAQ on , and $ per Pre-Funded Unit. The public offering price per Unit or Pre-Funded Unit, as the case may be, will be determined through negotiation between us and the investors in the offering and may be at a discount to the current market price. Therefore, the recent market price used as the assumed public offering price throughout this prospectus may not be indicative of the offering price.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Investing in our securities involves a high degree of risk. Before making any decision to invest in our securities, you should carefully consider the information disclosed under “Risk Factors” beginning on page 5 of this Prospectus, as well as those risk factors contained or incorporated by reference into this Prospectus.

The securities offered by this prospectus have not been qualified in Canada and may not be offered or sold in Canada except pursuant to a Canadian prospectus or an exemption from the prospectus requirements under applicable Canadian securities laws. The Company has not filed and does not intend to file a Canadian prospectus in connection with the securities offered by this prospectus.

The Company has applied to the TSX for conditional approval for listing of the Common Shares offered for sale pursuant to this prospectus (including the Common Shares underlying the Pre-Funded Warrants, the Common Shares underlying the Common Warrants and the Common Shares underlying the Placement Agent Warrants). Listing on the TSX is subject to us fulfilling all of the requirements of the TSX.

	Per Unit	Per Pre- funded Unit	Total
Public offering price	$	$	$
Placement agent fees(1)	$	$	$
Proceeds to us (before expenses)(2)	$	$	$

(1)	We have agreed to pay the placement agent a cash fee and a management fee, equal to 7.25% and 1.0%, respectively, of the gross proceeds raised in this offering, and to reimburse the placement agent for certain of its offering-related expenses. In addition, we have agreed to issue the placement agent or its designees warrants to purchase a number of Common Shares equal to 7.0% of the aggregate number of Common Shares sold in this offering (including the number of Common Shares issuable upon exercise of the Pre-Funded Warrants), at an exercise price of $_____ per share, which represents 125% of the public offering price per Unit. See “Plan of Distribution” for a description of the compensation to be received by the placement agent.
(2)	Does not include proceeds from the exercise of the Common Warrants or the Pre-Funded Warrants in cash, if any.

We have engaged H.C. Wainwright & Co., LLC (“Wainwright” or the “placement agent”) to act as our exclusive placement agent in connection with this offering. The placement agent is not purchasing or selling the securities offered by us, and is not required to sell any specific number or dollar amount of securities, but will use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. In either event, this offering may be closed without further notice to you.

Delivery of the securities is expected to be made on or about_________, 2020, subject to customary closing conditions.

H.C. Wainwright & Co.

The date of this Prospectus is    , 2020

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. This prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, filed with the SEC. Statements contained in this prospectus about the contents of any document are not necessarily complete. If SEC rules require that a document be filed as an exhibit to the registration statement, please see such document for a complete description of these matters. You should carefully read this prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. Before purchasing any securities, you should carefully read this prospectus, together with the additional information described under the headings, “Incorporation of Certain Documents by Reference,” and “Where You Can Find Additional Information” in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by us or on our behalf. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information in this prospectus and any free writing prospectus prepared by us or on our behalf. This prospectus is not an offer to sell or solicitation of an offer to buy the securities being offered hereby in any circumstances under which the offer or solicitation is unlawful.

For investors outside of the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor the placement agent have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information contained in this prospectus and the documents incorporated by reference herein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. If any statement in this prospectus is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

The financial statements included in or incorporated by reference into this prospectus have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. Our consolidated financial statements are subject to the standards of the Public Company Accounting Oversight Board (United States) and the SEC independence standards, and thus may not be comparable to financial statements of United States (“U.S.”) companies.

Unless otherwise stated, currency amounts in this prospectus are stated in United States dollars, or “$” or “US$”. All references to “C$” are to Canadian dollars.

In this prospectus, unless otherwise indicated, references to “we”, “us”, “our”, “Aeterna Zentaris” or the “Company” are to Aeterna Zentaris Inc., a Canadian corporation, and its consolidated subsidiaries, unless it is clear that such terms refer only to Aeterna Zentaris Inc. excluding its subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights selected information about us, this offering and information contained in greater detail elsewhere in this prospectus and in the documents incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should carefully read and consider this entire prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus, including the financial statements and “Risk Factors” in this prospectus, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Our Company

Aeterna Zentaris is a specialty biopharmaceutical company commercializing and developing therapeutics and diagnostic tests. The Company’s lead product, Macrilen™ (macimorelin), is the first and only United States Food and Drug Administration (“FDA”) and European Commission approved oral test indicated for the diagnosis of patients with adult growth hormone deficiency (“AGHD”). Macrilen™ (macimorelin) is currently marketed in the United States through a license and assignment agreement (the “License Agreement”) with Novo Nordisk A/S (“Novo”). Aeterna Zentaris is also pursuing the development of macimorelin for the diagnosis of child-onset growth hormone deficiency (“CGHD”), an area of significant unmet need. In addition, we are actively pursuing business development opportunities for the commercialization of macimorelin in Europe and the rest of the world in addition to other non-strategic assets to monetize their value.

Recent Developments

On each of January 8, 2020 and April 8, 2020, we received a letter from the Listing Qualifications Staff of the NASDAQ, notifying us that for the last 30 consecutive business days prior to the date of the letter, the closing bid price of our Common Shares was below $1.00 per share and, therefore, we did not meet the requirement for continued listing on the NASDAQ as required by Nasdaq Listing Rule 5550(a)(2). On each of January 23, 2020 and on June 5, 2020, we received a letter from the Listing Qualifications Staff of the NASDAQ notifying us that we had regained compliance with the minimum bid price requirement. As of the date of this prospectus, our share price has been below $1.00 since June 11, 2020 and there can be no assurance that we will regain compliance with the minimum bid price requirement for continued listing.

In addition to the minimum bid price requirement, the continued listing rules of the NASDAQ require us to meet at least one of the following listing standards: (i) stockholders’ equity of at least $2.5 million, (ii) market value of listed securities (calculated by multiplying the daily closing bid price of our securities by our total outstanding securities) of at least $35 million or (iii) net income from continuing operations (in the latest fiscal year or in two of the last three fiscal years) of at least $500,000.

On April 8, 2020, we received a letter from the Listing Qualifications Staff of the NASDAQ, notifying us that, based upon the net loss for the fiscal year ended December 31, 2019, the Company no longer satisfies the minimum net income requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(3) and does not otherwise satisfy the alternative requirements of market value of listed securities or stockholders’ equity. The Company timely submitted a plan to regain compliance with Nasdaq Listing Rule 5550(b)(3), and on June 3, 2020 the Staff granted the Company an extension of 180 days, through October 5, 2020, to evidence compliance with this requirement. The Company is pursuing a number of initiatives to increase stockholders’ equity, the completion of which are expected to enable it to achieve compliance with the minimum stockholders’ equity requirement by no later than October 5, 2020 and to thereafter maintain compliance with the listing requirements. However, there is no assurance that we will obtain and then maintain compliance and therefore there can be no assurance that our Common Shares will remain listed on the NASDAQ or the TSX.

Corporate Information

We were incorporated on September 12, 1990 under the Canada Business Corporations Act (the “CBCA”) and continue to be governed by the CBCA. Our registered address is located at 5300 Commerce Court West, 199 Bay Street, Toronto, Ontario, Canada M5L 1B9 c/o Stikeman Elliott, LLP. Our principal executive offices are located at 315 Sigma Drive, Summerville, South Carolina 29486; our telephone number is (843) 900-3223 and our website is www.zentaris.com. None of the documents or information found on our website shall be deemed to be included in or incorporated by reference into this prospectus, unless such document is specifically incorporated herein by reference. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

We currently have three wholly owned direct and indirect subsidiaries, Aeterna Zentaris GmbH (“AEZS Germany”), based in Frankfurt am Main, Germany, Zentaris IVF GmbH, a direct wholly owned subsidiary of AEZS Germany, based in Frankfurt am Main, Germany, and Aeterna Zentaris, Inc., an entity incorporated in the State of Delaware with an office based in Summerville, South Carolina in the U.S.

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THE OFFERING

Units offered by us

Units, each consisting of (i) one Common Share and (ii) one Common Warrant to purchase Common Share. The Units will not be certificated, and the Common Share and Common Warrant comprising each Unit are immediately separable and will be issued separately in this offering.

This prospectus also relates to the offering of Common Shares issuable upon the exercise of the Common Warrants included in the Units.

Pre-Funded Units offered by us

We are also offering to those purchasers, if any, whose purchase of Units in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Shares immediately following the consummation of this offering, the opportunity to purchase, in lieu of Units that would otherwise result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Shares, Pre-Funded Units. The purchase price of each Pre-Funded Unit will equal the public offering price at which the Units are being sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant included in each Pre-Funded Unit will be $0.0001 per Common Share. For each Pre-Funded Unit we sell, the number of Units we are offering will be decreased on a one-for-one basis. Because we will issue a Common Warrant as part of each Unit or Pre-Funded Unit, the number of Common Warrants sold in this offering will not change as a result of a change in the mix of the Units and Pre-Funded Units sold.

Each Pre-Funded Unit will consist of (i) one Pre-Funded Warrant to purchase one Common Share and (ii) one Common Warrant to purchase Common Share. The Pre-Funded Units will not be certificated and the Pre-Funded Warrants and the Common Warrants comprising each Pre-Funded Unit are immediately separable and will be issued separately in this offering.

This prospectus also relates to the offering of Common Shares issuable upon exercise of the Pre-Funded Warrants and the Common Warrants included in the Pre-Funded Units.

The Common Shares	Each Common Share (including Common Shares included in the Units and/or underlying the Pre-Funded Warrants and Common Warrants) offered under this prospectus has associated with it one right to purchase a Common Share under our Rights Plan (as defined herein). Please see the section entitled “Description of Securities We are Offering” in this prospectus for a more detailed discussion.

Common Warrants

Each Common Warrant will have an exercise price of $_________ per Common Share, will be exercisable at any time after the date of issuance and will expire on the anniversary of the date of issuance. To better understand the terms of the Common Warrants, you should carefully read the “Description of Securities We are Offering” section of this prospectus.

Pre-Funded Warrants	Each Pre-Funded Warrant will have an exercise price of $0.0001 per Common Share and will be exercisable any time after the date of issuance and may be exercised at any time until exercised in full. To better understand the terms of the Pre-Funded Warrants, you should carefully read the “Description of Securities We are Offering” section of this prospectus.

Offering Price	The offering price is $_________ per Unit and $__________ per Pre-Funded Unit.

Total Common Shares outstanding immediately after this offering	Common Shares, assuming that the maximum number of Units offered by this prospectus is sold in this offering and no sale of any Pre-Funded Units and assuming none of the Common Warrants or Placement Agent Warrants (as defined below) issued in this offering are exercised.

Use of Proceeds

We intend to use the net proceeds of this offering for general corporate purposes, which includes, among other purposes, the funding of a pediatric clinical trial in the E.U. and U.S. for Macrilen™ (macimorelin), the investigation of further therapeutic uses of macimorelin and the expansion of pipeline development activities.

See “Use of Proceeds” for additional information.

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NASDAQ Capital Market and TSX symbol

AEZS

The Common Warrants or the Pre-Funded Warrants being issued as part of the Units or the Pre-Funded Units, as applicable, are not listed on any securities exchange and we do not intend to list the Common Warrants or Pre-Funded Warrant on NASDAQ, TSX or any other national securities exchange or any other recognized trading system, and we do not expect a market to develop for the Common Warrants or the Pre-Funded Warrants. Without a trading market, the liquidity of the Common Warrants or the Pre-Funded Warrants will be limited.

Risk factors	Before deciding to invest in our securities, you should carefully consider the risks related to our business, this offering and our securities. See “Risk Factors” on page 5 of this prospectus.

Dividend Policy	We have never declared or paid any cash dividends on our Common Shares. We do not anticipate paying any cash dividends in the foreseeable future.

The number of Common Shares to be outstanding after this offering is based on 23,584,071 Common Shares outstanding as of June 15, 2020 and excludes:

●	8,508,174 Common Shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $3.00 per share;

●	499,410 Common Shares issuable upon the exercise of outstanding stock options and deferred share units at a weighted average exercise price of $1.67 per share;

●	1,942,555 Common Shares reserved for future issuance under our 2018 Long-Term Incentive Plan dated March 27, 2018;

●	246,619 Common Shares reserved for future issuance under our Second Amended and Restated Stock Option Plan adopted by our Board of Directors on March 29, 2016, and ratified by the shareholders on May 10, 2016;

●	Common Shares issuable upon the exercise of Common Warrants to be issued to investors in this offering at an exercise price of $_________ per share;

●	Common Shares issuable upon the exercise of Pre-Funded Warrants to be issued to investors in this offering at an exercise price of $0.0001 per share; and

●	Common Shares issuable upon the exercise of the warrants to purchase Common Shares to be issued to the placement agent in connection with this offering (the “Placement Agent Warrants”) at an exercise price of $_________ per share.

Unless otherwise stated, outstanding share information throughout this prospectus excludes such outstanding securities. Except as otherwise indicated, all information in this prospectus assumes no sale of Pre-Funded Units in this offering, which, if sold, would reduce the number of Units that we are offering on a one-for-one basis and no exercise of the Placement Agent Warrants.

4

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below in this prospectus and in any of our filings with the SEC, including the item captioned “Risk Factors” in our most recent Annual Report on Form 20-F and subsequent consolidated financial statements and corresponding management’s discussion and analysis filed with the Canadian securities regulatory authorities and our Reports on Form 6-K furnished to the SEC including our unaudited interim consolidated financial statements and corresponding management’s discussion and analysis. For additional information, please see the sources described in “Where You Can Find More Information.”

These risks are not the only risks we face. Additional risks not presently known to us, or that we currently view as immaterial, may also impair our business, if any of the risks described in our SEC filings or any additional risks actually occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In that case, the value of our securities could decline substantially and you could lose all or part of your investment.

Risks Relating to Us and Our Business

Our Common Shares may be delisted from the NASDAQ or the TSX, which could affect their market price and liquidity. If our Common Shares were to be delisted, investors may have difficulty in disposing their Common Shares.

Our Common Shares are currently listed on both the NASDAQ and the TSX under the symbol “AEZS”. We must meet continuing listing requirements to maintain the listing of our Common Shares on the NASDAQ and the TSX. For continued listing, the NASDAQ requires, among other things, that listed securities maintain a minimum closing bid price of not less than $1.00 per share. On each of January 8, 2020 and April 8, 2020, we received a letter from the Listing Qualifications Staff of the NASDAQ, notifying us that for the last 30 consecutive business days prior to the date of the letter, the closing bid price of our Common Shares was below $1.00 per share and, therefore, we did not meet the requirement for continued listing on the NASDAQ as required by Nasdaq Listing Rule 5550(a)(2). On each of January 23, 2020 and on June 5, 2020, we received a letter from the Listing Qualifications Staff of the NASDAQ notifying us that we had regained compliance with the minimum bid price requirement. As of the date of this prospectus, our share price has been below $1.00 since June 11, 2020 and there can be no assurance that we will regain compliance with the minimum bid price requirement for continued listing.

In addition to the minimum bid price requirement, the continued listing rules of the NASDAQ require us to meet at least one of the following listing standards: (i) stockholders’ equity of at least $2.5 million, (ii) market value of listed securities (calculated by multiplying the daily closing bid price of our securities by our total outstanding securities) of at least $35 million or (iii) net income from continuing operations (in the latest fiscal year or in two of the last three fiscal years) of at least $500,000 (collectively, the “Additional Listing Standards”). If we fail to meet at least one of the Additional Listing Standards, our Common Shares may be subject to delisting after the expiration of the period of time, if any, that we are allowed for regaining compliance.

On April 8, 2020, we received a letter from the Listing Qualifications Staff of the NASDAQ, notifying us that, based upon the net loss for the fiscal year ended December 31, 2019, the Company no longer satisfies the minimum net income requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(3) and does not otherwise satisfy the alternative requirements of market value of listed securities or stockholders’ equity. The Company timely submitted a plan to regain compliance with Nasdaq Listing Rule 5550(b)(3), and on June 3, 2020 the Staff granted the Company an extension of 180 days, through October 5, 2020, to evidence compliance with this requirement. The Company is pursuing a number of initiatives to increase stockholders’ equity, including, among other things, this offering and the registration of the common shares underlying certain share purchase warrants, such registration was effective on June 16, 2020, the completion of which are expected to enable it to achieve compliance with the minimum stockholders’ equity requirement by no later than October 5, 2020 and to thereafter maintain compliance with the listing requirements. However, there is no assurance that we will obtain and then maintain compliance and therefore there can be no assurance that our Common Shares will remain listed on the NASDAQ or the TSX. If we fail to meet any of the NASDAQ’s or the TSX’s continued listing requirements, our Common Shares may be delisted. Any delisting of our Common Shares may adversely affect our ability to raise additional financing through the public or private sale of equity securities, would significantly adversely affect the ability of investors to trade our securities and would negatively affect the value and liquidity of our Common Shares. Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business opportunities. If our Common Shares are delisted by the NASDAQ or the TSX, the price of our Common Shares may decline, and a shareholder may find it more difficult to dispose, or obtain quotations as to the market value, of such shares. Moreover, if we are delisted, we could incur additional costs under state blue sky laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our Common Shares and the ability of our shareholders to sell our Common Shares in the secondary market.

5

It is possible that we may be a passive foreign investment company, which could result in adverse tax consequences to U.S. investors.

Adverse U.S. federal income tax rules apply to “U.S. Holders” (as defined in “Income Tax Considerations - Material U.S. Federal Income Tax Considerations” in this prospectus) who directly or indirectly hold stock of a passive foreign investment company (“PFIC”). We will be classified as a PFIC for U.S. federal income tax purposes for a taxable year if (i) at least 75% of our gross income is “passive income” or (ii) at least 50% of the average value of our assets, including goodwill (based on annual quarterly average), is attributable to assets which produce passive income or are held for the production of passive income.

The determination of whether we are, or will be, a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to various interpretations. Although the matter is not free from doubt, we believe that we were not a PFIC during our 2019 taxable year and will not likely be a PFIC during our 2020 taxable year. Because PFIC status is based on our income, assets and activities for the entire taxable year, and our market capitalization, it is not possible to determine whether we will be characterized as a PFIC for the 2020 taxable year until after the close of the taxable year. The tests for determining PFIC status are subject to a number of uncertainties. These tests are applied annually, and it is difficult to accurately predict future income, assets and activities relevant to this determination. In addition, because the market price of our Common Shares is likely to fluctuate, the market price may affect the determination of whether we will be considered a PFIC. There can be no assurance that we will not be considered a PFIC for any taxable year (including our 2020 taxable year).

If we are a PFIC for any taxable year during which a U.S. Holder holds Common Shares, we generally would continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which the U.S. Holder holds such Common Shares, even if we ceased to meet the threshold requirements for PFIC status. Accordingly, no assurance can be given that we will not constitute a PFIC in the current (or any future) tax year or that the Internal Revenue Service (the “IRS”) will not challenge any determination made by us concerning our PFIC status. PFIC characterization could result in adverse U.S. federal income tax consequences to U.S. Holders. In particular, absent certain elections, a U.S. Holder would generally be subject to U.S. federal income tax at ordinary income tax rates, plus a possible interest charge, in respect of a gain derived from a disposition of our Common Shares, as well as certain distributions by us. If we are treated as a PFIC for any taxable year, a U.S. Holder may be able to make an election to “mark-to-market” Common Shares each taxable year and recognize ordinary income pursuant to such election based upon increases in the value of the Common Shares. A mark-to-market election will be unavailable with respect to our Common Warrants and is not expected to be available with respect to the Pre-Funded Warrants, which are not likely to be treated as regularly traded on a qualified exchange.

In addition, U.S. Holders may mitigate the adverse tax consequences of the PFIC rules by making a “qualified electing fund” (“QEF”) election; however, there can be no assurance that we will satisfy the record keeping requirements applicable to a QEF or that we will provide the information regarding our income that would be necessary for a U.S. Holder to make a QEF election.

If the Company is a PFIC, U.S. Holders will generally be required to file an annual information return with the IRS (on IRS Form 8621, which PFIC shareholders will be required to file with their U.S. federal income tax or information returns) relating to their ownership of Common Shares. This filing requirement is in addition to any pre-existing reporting requirements that apply to a U.S. Holder’s interest in a PFIC (which this requirement does not affect).

For a more detailed discussion of the potential tax impact of us being a PFIC, please see “Income Tax Considerations - Material U.S. Federal Income Tax Considerations” in this prospectus supplement and the accompanying prospectus. The PFIC rules are complex. U.S. Holders should consult their tax advisors regarding the potential application of the PFIC regime and any reporting obligations to which they may be subject under that regime.

6

Our net operating losses may be limited for U.S. federal income tax purposes under Section 382 of the Internal Revenue Code.

If a corporation with net operating losses (“NOLs”) undergoes an “ownership change” within the meaning of Section 382 of the United States Internal Revenue Code of 1986, as amended, then such corporation’s use of such “pre-change” NOLs to offset income incurred following such ownership change may be limited. Such limitation also may apply to certain losses or deductions that are “built-in” (i.e., attributable to periods prior to the ownership change, but not yet taken into account for tax purposes) as of the date of the ownership change that are subsequently recognized. An ownership change generally occurs when there is either (i) a shift in ownership involving one or more “5% shareholders,” or (ii) an “equity structure shift” and, as a result, the percentage of stock of the corporation owned by one or more 5% shareholders (based on value) has increased by more than 50 percentage points over the lowest percentage of stock of the corporation owned by such shareholders during the “testing period” (generally the 3 years preceding the testing date). In general, if such change occurs, the corporation’s ability to utilize its net operating loss carry-forwards and certain other tax attributes would be subject to an annual limitation, as described below. The unused portion of any such net operating loss carry-forwards or tax attributes each year is carried forward, subject to the same limitation in future years. The impact of an ownership change on state NOL carryforwards may vary from state to state. Due to previous ownership changes, or if we undergo an ownership change in connection with or after this offering, our ability to use our NOLs could be limited by Section 382 of the Code. Future changes in our stock ownership, some of which are outside of our control, could result in an ownership change under Sections 382 of the Code. Recent legislation added several limitations to the ability to claim deductions for NOLs in future years, particularly for tax years beginning after December 31, 2020, including a deduction limit equal to 80% of taxable income and a restriction on NOL carryback deductions. For these reasons, we may not be able to use a material portion of the NOLs, even if we attain profitability.

Risks related to the offering

Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds of this offering for general corporate purposes, which includes, among other purposes, the funding of a pediatric clinical trial in the E.U. and U.S. for Macrilen™ (macimorelin), the investigation of further therapeutic uses of macimorelin and the expansion of pipeline development activities. See “Use of Proceeds.” However, our management will have broad discretion in the application of the net proceeds. Our shareholders may not agree with the manner in which our management chooses to allocate the net proceeds from this offering. The failure by our management to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operation. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income. The decisions made by our management may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

Because the offering is being conducted on a “best efforts” basis, we may not raise the maximum proceeds set forth in this prospectus, and even if we do, we will need additional capital in the future. If additional capital is not available, we may not be able to continue to operate our business pursuant to our business plan or we may have to discontinue our operations entirely.

The placement agent in this offering will offer the securities on a “best-efforts” basis with no minimum, meaning that we may raise substantially less than the total maximum offering amount. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated. If the offering is not consummated or we receive less than the maximum proceeds, our business could be harmed.

We have incurred, and expect to continue to incur, substantial expenses in our efforts to develop Macrilen™ (macimorelin). Consequently, we have incurred operating losses and negative cash flow from operations historically and in each of the last several years except for the year ended December 31, 2018, when we earned revenue from the sale of a license for the adult indication of Macrilen™ (macimorelin) in the U.S. and Canada. There can be no assurance that the Company will be able to execute license or purchase agreements or to obtain equity or debt financing, or on terms acceptable to it. Factors within and outside the Company’s control could have a significant bearing on its ability to obtain additional financing.

7

You may experience immediate and substantial dilution in the net tangible book value of the Common Shares you purchase in this offering.

The assumed offering price of the Common Shares underlying the Units and the Pre-Funded Units offered pursuant to this prospectus is substantially higher than the net tangible book value per Common Share. Therefore, if you purchase Units or the Pre-Funded Units in this offering, you will incur immediate and substantial dilution in the pro forma net tangible book value per Common Share from the price per unit that you pay for the underlying Common Share. If the holders of outstanding options or warrants exercise those options or warrants at prices below the assumed offering price, you will incur further dilution. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase securities in this offering.

There is no public market for the warrants being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list any of the warrants on any securities exchange or nationally recognized trading system, including NASDAQ. Without an active market, the liquidity of the warrants will be limited.

Holders of the warrants purchased in this offering will have no rights as Common Share-holders until such holders exercise such warrants and acquire our Common Shares.

Until holders of warrants purchased in this offering acquire our Common Shares upon exercise thereof, holders of such warrants will have no rights with respect to the shares of our Common Shares underlying such warrants. Upon exercise of any of the warrants purchased in this offering, such holders will be entitled to exercise the rights of a Common Share-holder only as to matters for which the record date occurs after the exercise date.

The Common Warrants and the Placement Agent Warrants are speculative in nature.

The Common Warrants being sold in this offering have an exercise price of $________ per Common Share and the Placement Agent Warrants have an exercise price of $______ per Common Share. The Common Warrants will expire on the anniversary from the issuance date, and the Placement Agent Warrants will expire on the anniversary from the effective date of this offering. In the event our Common Share price does not exceed the per share exercise price of the Common Warrants or the Placement Agent Warrants during the period when such warrants are exercisable, such warrants will not have any value.

Prevention of Transactions Involving a Change of Control of the Company

Effective May 8, 2019, the shareholders re-approved the Company’s Rights Plan (as defined herein) that provides the Board of Directors and the Company’s shareholders with additional time to assess any unsolicited take-over bid for the Company and, where appropriate, to pursue other alternatives for maximizing shareholder value. Under the Rights Plan, one right has been issued for each currently issued common share, and one right will be issued with each additional common share that may be issued from time to time. The Rights Plan may have a significant anti-takeover effect. The Rights Plan has the potential to significantly dilute the ownership interests of an acquiror of shares of the Company, and therefore may have the effect of delaying, deterring or preventing a change in control of the Company.

8

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated herein by reference contain forward-looking statements made pursuant to the safe-harbor provision of the U.S. Securities Litigation Reform Act of 1995, which reflect our current expectations regarding future events. Forward-looking statements may include, but are not limited to statements preceded by, followed by, or that include the words “will,” “expects,” “believes,” “intends,” “would,” “could,” “may,” “anticipates,” and similar terms that relate to future events, performance, or our results. Forward-looking statements involve known risks and uncertainties, including those discussed in the Annual Report on Form 20-F, under the caption “Key Information - Risk Factors” filed with the relevant Canadian securities regulatory authorities in lieu of an annual information form and with the SEC. Known and unknown risks and uncertainties could cause our actual results to differ materially from those in forward-looking statements. Such risks include but are not limited to:

● our ability to raise capital and obtain financing to continue our currently planned operations;

● our ability to regain compliance with the continued listing requirements of the NASDAQ and to maintain listing of our Common Shares on the NASDAQ;

● our ability to continue as a going concern, which is dependent, in part, on our ability to transfer cash from Aeterna Zentaris GmbH (“AEZS Germany”) to Aeterna Zentaris and the U.S. subsidiary and to secure additional financing;

● our now heavy dependence on the success of Macrilen™ (macimorelin) and related out-licensing arrangements and the continued availability of funds and resources to successfully commercialize the product, including our heavy reliance on the success of the license and assignment agreement with Novo Nordisk A/S (“Novo”);

● our ability to enter into out-licensing, development, manufacturing, marketing and distribution agreements with other pharmaceutical companies and keep such agreements in effect;

● our reliance on third parties for the manufacturing and commercialization of Macrilen™ (macimorelin);

● potential disputes with third parties, leading to delays in or termination of the manufacturing, development, out-licensing or commercialization of our product candidates, or resulting in significant litigation or arbitration;

● uncertainties related to the regulatory process;

● unforeseen global instability, including the instability due to the global pandemic of the novel coronavirus;

● our ability to efficiently commercialize or out-license Macrilen™ (macimorelin);

● our reliance on the success of the pediatric clinical trial in the European Union (“E.U.”) and U.S. for Macrilen™ (macimorelin);

● the degree of market acceptance of Macrilen™ (macimorelin);

● our ability to obtain necessary approvals from the relevant regulatory authorities to enable us to use the desired brand names for our product;

● our ability to successfully negotiate pricing and reimbursement in key markets in the E.U. for Macrilen™ (macimorelin);

● any evaluation of potential strategic alternatives to maximize potential future growth and shareholder value may not result in any such alternative being pursued, and even if pursued, may not result in the anticipated benefits;

● our ability to protect our intellectual property; and

● the potential of liability arising from shareholder lawsuits and general changes in economic conditions.

More detailed information about these and other factors is included under “Risk Factors” in this Prospectus and in other documents incorporated herein by reference. Investors should consult the Company’s quarterly and annual filings with the Canadian and U.S. securities commissions for additional information on risks and uncertainties. Many of these factors are beyond our control. Future events may vary substantially from what we currently foresee. You should not place undue reliance on such forward-looking statements. The Company disavows and is under no obligation to update or alter such forward-looking statements whether as a result of new information, future results, events, developments or otherwise, unless required to do so by a governmental authority or applicable law.

9

USE OF PROCEEDS

We estimate that our net proceeds from this offering will be approximately $ million, based on the sale of the maximum amount of Units in this offering at an assumed public offering price of $ per Unit (the last reported sale price of our Common Shares on NASDAQ on ) after deducting the placement agent fees and estimated offering expenses payable by us. However, this is a best efforts offering with no minimum, and we may not sell all or any of the securities we are offering. As a result, we may receive significantly less in net proceeds.

If a holder of Common Warrants elects to exercise the Common Warrants issued in this offering, we may also receive proceeds from the exercise of the Common Warrants. We cannot predict when or if the Common Warrants will be exercised. It is possible that the Common Warrants may expire and may never be exercised.

Each $0.25 increase or decrease in the assumed public offering price of $ per Unit would increase or decrease, respectively, our net proceeds by $ million, assuming the maximum number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting placement agent fees and estimated offering expenses payable by us. We may also increase or decrease the number of Units we are offering. An increase or decrease of 1,000,000 in the number of Units we are offering would increase or decrease, respectively, the net proceeds from this offering, after deducting placement agent fees and estimated offering expenses payable by us, by $ million, assuming the assumed public offering price stays the same.

We intend to use the net proceeds of this offering for general corporate purposes, which includes, among other purposes, the funding of a pediatric clinical trial in the E.U. and U.S. for Macrilen™ (macimorelin), the investigation of further therapeutic uses of macimorelin and the expansion of pipeline development activities.

Our expected use of net proceeds from the offering represents our current intentions based upon our present plans and business condition. Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

DIVIDEND POLICY

We have never declared nor paid dividends on our securities. We currently expect to retain future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends on our securities is subject to the discretion of our Board of Directors and will depend upon various factors, including, without limitation, our results of operations and financial condition.

10

CONSOLIDATED CAPITALIZATION

The following table presents the number of our issued and outstanding Common Shares and our consolidated cash and cash equivalents and capitalization as at March 31, 2020:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the sale by us of the maximum amount of Units in this offering at an assumed public offering price of $ per Unit, which is the last reported sale price of our Common Shares on NASDAQ on , and no sale of Pre-Funded Units, after deducting placement agent fees and estimated offering expenses payable by us. As at March 31, 2020, we had no outstanding long-term third-party debt.

The information below has been derived from and should be read in conjunction with, and is qualified in its entirety by, our unaudited consolidated financial statements as at March 31, 2020, and for the three-month periods ended March 31, 2020 and 2019, and the Management’s Discussion and Analysis thereon, incorporated by reference into this prospectus supplement. Figures are in thousands of U.S. dollars except share data.

	As at March 31, 2020
	Actual	As Adjusted
Number of Common Shares issued and outstanding	23,472,771		( )
Cash and cash equivalents	$9,182	$
Shareholders’ equity:
Share capital	$226,413	$
Other capital	$89,694	$
Deficit	$(314,724)	$
Accumulated other comprehensive income	$304	$
Total shareholders’ equity and total capitalization	$1,687	$

A $0.25 increase or decrease in the assumed public offering price of $     per Unit, which is the last reported sale price of our Common Shares on the Nasdaq Capital Market on     , would increase or decrease, as appropriate, our as adjusted cash and cash equivalents, share capital and total shareholders’ equity and total capitalization by approximately $    million, assuming the maximum number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting placement agent fees and estimated offering expenses payable by us. Similarly, a 1,000,000 increase or decrease in the number of Units offered by us, based on the assumed public offering price of $     per Unit, would increase or decrease, as appropriate, our as adjusted cash and cash equivalents, share capital and total shareholders’ equity and total capitalization by approximately $    million, after deducting placement agent fees and estimated offering expenses payable by us.

The number of our Common Shares that will be outstanding both before and immediately after this offering is based on 23,472,771 shares outstanding as of March 31, 2020, and excludes as of such date:

●	9,453,174 Common Shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $3.17 per share;

●	545,357 Common Shares issuable upon the exercise of outstanding stock options and deferred share units at a weighted average exercise price of $4.79 per share;

●	1,883,919 Common Shares reserved for future issuance under our 2018 Long-Term Incentive Plan dated March 27, 2018;

●	246,619 Common Shares reserved for future issuance under our Second Amended and Restated Stock Option Plan adopted by our Board of Directors on March 29, 2016, and ratified by the shareholders on May 10, 2016;

●	Common Shares issuable upon the exercise of Common Warrants to be issued to investors in this offering at an exercise price of $_________ per share;

●	Common Shares issuable upon the exercise of Pre-Funded Warrants to be issued to investors in this offering at an exercise price of $0.0001 per share; and

●	Common Shares issuable upon the exercise of the Placement Agent Warrants to be issued to the placement agent at an exercise price of $_________ per share.

11

DILUTION

If you invest in our Common Shares and warrants, your interest will be diluted immediately to the extent of the difference between the public offering price per unit and the as-adjusted net tangible book value per Common Share after this offering.

The net tangible book value (deficit) of our Common Shares as of March 31, 2020 was approximately $(6.2) million, or approximately $(0.27) per Common Share. Net tangible book value per share represents the amount of our total tangible assets less total liabilities divided by the total number of our Common Shares outstanding as of March 31, 2020.

After giving effect to the sale of the maximum amount of Units in this offering at the assumed public offering price of $ per Unit, which is the last reported sale price of our Common Shares on NASDAQ on , and no sale of any Pre-Funded Units and after deducting the placement agent fees and estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of March 31, 2020 would have been approximately $ million, or approximately $ per Common Share. This calculation assumes that none of the Common Warrants issued in this offering are exercised and excludes the proceeds, if any, from the exercise of Common Warrants. This represents an immediate increase in net tangible book value of approximately $ per Common Share to our existing security holders and an immediate dilution in as-adjusted net tangible book value of approximately $ per Common Share to purchasers of units in this offering, as illustrated by the following table:

Assumed public offering price per Unit			$
Consolidated net tangible book value per Common Share as of March 31, 2020		$(0.27)
Increase in consolidated net tangible book value per Common Share attributable to the offering	$
As adjusted consolidated net tangible book value per Common Share after this offering			$
Dilution per Common Share to new investors participating in this offering			$

The information discussed above is illustrative only, and the dilution information following this offering will depend on the actual public offering price and other terms of this offering determined at pricing. Each $0.25 increase or decrease in the assumed public offering price of $ per Unit, based on the last reported sale price for our Common Shares on NASDAQ on , would increase or decrease the as adjusted net tangible book value per Common Share after this offering by $ per Common Share and the dilution per share to investors participating in this offering by $ per Common Share, assuming that the maximum number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting placement agent fees and estimated offering expenses payable by us and excluding the proceeds, if any, from exercise of the Common Warrants issued in this offering.

We may also increase or decrease the number of Units we are offering. An increase of 1,000,000 in the number of Units offered by us would increase or decrease our as adjusted net tangible book value per Common Share by approximately $ , and the dilution per Common Share to investors participating in this offering by $ after deducting placement agent fees and estimated offering expenses payable by us and excluding the proceeds, if any, from exercise of the Common Warrants issued in this offering.

The number of Common Shares to be outstanding after this offering is based on 23,472,771 shares outstanding as of March 31, 2020, and excludes as of such date:

●	9,453,174 Common Shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $3.17 per share;

●	545,357 Common Shares issuable upon the exercise of outstanding options at a weighted average exercise price of $4.79 per share;

●	1,883,919 Common Shares reserved for future issuance under our 2018 Long-Term Incentive Plan dated March 27, 2018;

●	246,619 Common Shares reserved for future issuance under our Second Amended and Restated Stock Option Plan adopted by our Board of Directors on March 29, 2016, and ratified by the shareholders on May 10, 2016;

●	Common Shares issuable upon the exercise of Common Warrants to be issued to investors in this offering at an exercise price of $_________ per share;

●	Common Shares issuable upon the exercise of Pre-Funded Warrants to be issued to investors in this offering at an exercise price of $0.0001 per share; and

●	Common Shares issuable upon the exercise of the Placement Agent Warrants to be issued to the placement agent at an exercise price of $_________ per share.

12

DESCRIPTION OF SHARE CAPITAL

Our authorized share capital structure consists of an unlimited number of shares of the following classes (all classes are without nominal or par value): Common Shares; and first preferred shares (the “First Preferred Shares”) and second preferred shares (the “Second Preferred Shares” and, together with the First Preferred Shares, the “Preferred Shares”), each issuable in series. As of June 15, 2020, there were 23,584,071 Common Shares issued and outstanding, which have associated Common Share purchase rights under our Shareholder Rights Plan Agreement. No Preferred Shares have been issued to date.

Common Shares

The holders of the Common Shares are entitled to one vote for each Common Share held by them at all meetings of shareholders, except meetings at which only shareholders of a specified class of shares are entitled to vote. In addition, the holders are entitled to receive dividends if, and when, declared by the Board of Directors on the Common Shares. Finally, the holders of the Common Shares are entitled to receive the remaining property of the Company upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary. Shareholders have no liability to further capital calls as all issued and outstanding shares are fully paid and non-assessable. Additional information on our share capital is provided in “Item 10 - Additional Information” in our Annual Report on Form 20-F for the financial year ended December 31, 2019, incorporated by reference to this prospectus.

Shareholder Rights Plan

The Board of Directors approved a shareholder rights plan of the Company on March 29, 2016, which was approved, ratified and confirmed by the shareholders at the annual and special meeting of shareholders of the Company on May 10, 2016 (the “2016 Rights Plan”). The 2016 Rights Plan was implemented to ensure, to the extent possible, that all of our shareholders are treated fairly in connection with any take-over bid or other acquisition of control of the Company.

The Board of Directors reviewed the terms of the 2016 Rights Plan for conformity with current Canadian securities laws, as well as the evolving practices of public corporations in Canada, with respect to shareholder rights plan design and made some minor amendments thereto as a result.

The Board of Directors determined it appropriate and in the best interests of the shareholders to continue the 2016 Rights Plan and approved the amended and restated shareholder rights plan (the “Rights Plan”) on March 26, 2019. The Rights Plan took effect immediately upon receipt of approval of the shareholders of the Company at the annual and special meeting of shareholders held on May 8, 2019.

The fundamental objectives of the Rights Plan are to provide adequate time for our Board of Directors and shareholders to assess an unsolicited take-over bid for us, to provide the Board of Directors with sufficient time to explore and develop alternatives for maximizing shareholder value if a take-over bid is made, and to provide shareholders with an equal opportunity to participate in a take-over bid. The Rights Plan encourages a potential acquirer who makes a take-over bid to proceed either by way of a “Permitted Bid,” which requires a take-over bid to satisfy certain minimum standards designed to promote fairness, or with the concurrence of our Board of Directors. If a takeover bid fails to meet these minimum standards and the Rights Plan is not waived by the Board of Directors, the Rights Plan provides that holders of Common Shares, other than the acquirer, will be able to purchase additional Common Shares at a significant discount to market, thus exposing the person acquiring Common Shares to substantial dilution of its holdings.

Pursuant to the terms of the Rights Plan, one right was issued in respect of each common share outstanding at 5:01 p.m. on March 29, 2016 (the “Record Time”). In addition, we will issue one right for each additional Common Share issued after the Record Time and prior to the earlier of the Separation Time (as defined in the Rights Plan) and the Expiration Time (as defined in the Rights Plan). The rights have an initial exercise price equal to the Market Price (as defined in the Rights Plan) of the Common Shares as determined at the Separation Time, multiplied by five, subject to certain anti-dilution adjustments (the “Exercise Price”), and they are not exercisable until the Separation Time. Upon the occurrence of a Flip-in Event (as defined in the Rights Plan), each right will entitle the holder thereof, other than an Acquiring Person (as defined in the Rights Plan) or any other person whose rights are or become void pursuant to the provisions of the Rights Plan, to purchase from us, effective at the close of business on the eighth trading day after the Stock Acquisition Date (as defined in the Rights Plan), upon payment to us of the Exercise Price, Common Shares having an aggregate Market Price equal to twice the Exercise Price on the date of consummation or occurrence of such Flip-in Event, subject to certain anti-dilution adjustments.

The Rights Plan is described in detail in “Item 10 - Additional Information” in our Annual Report on Form 20-F for the financial year ended December 31, 2019, incorporated by reference to this prospectus.

Listing

Our Common Shares are listed on the NASDAQ Capital Market and on the TSX under the symbol “AEZS”.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Shares (and associated Common Share purchase rights) is Computershare Trust Company of Canada, 1500 University Street, 7th Floor, Montreal, Quebec, H3A 358.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to Units, with each unit consisting of one Common Share and one Common Warrant to purchase Common Share. The Common Shares and accompanying Common Warrants part of the Units will be issued separately. We are also registering the Common Shares issuable from time to time upon exercise of the Common Warrants part of the Units offered hereby. Each Common Share (including Common Shares included in the Units and/or underlying the Pre-Funded Warrants and Common Warrants) offered under this prospectus has associated with it one right to purchase a Common Share under our Rights Plan.

We are also offering to those purchasers, if any, whose purchase of Units in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Shares immediately following the consummation of this offering, the opportunity to purchase, in lieu of Units that would otherwise result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Shares, Pre-Funded Units. The purchase price of each Pre-Funded Unit will equal the public offering price at which the Units are being sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant included in each Pre-Funded Unit will be $0.0001 per Common Share. Each Pre-Funded Unit will consist of one Pre-Funded Warrant to purchase one Common Share and one Common Warrant to purchase Common Share. The Common Warrants and the Pre-Funded Warrants included in the Pre-Funded Units will be issued separately. We are also registering the Common Shares issuable from time to time upon exercise of the Common Warrants and the Pre-Funded Warrants included in the Pre-Funded Units offered hereby. The material terms and provisions of our Common Shares (and associated Common Share purchase rights) and each other class of our securities that qualifies or limits our Common Shares are described in the section entitled “Description of Share Capital” beginning on page 13 of this prospectus.

Common Warrants

The following summary of certain terms and provisions of the Common Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Common Warrants, the form of which is or shall be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Common Warrant for a complete description of the terms and conditions of the Common Warrants.

Duration and Exercise Price

Each Common Warrant offered hereby will have an initial exercise price per share equal to $ per Common Share. The Common Warrants will be immediately exercisable and will expire on the anniversary of the original issuance date. The exercise price and number of Common Shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Shares and the exercise price. In addition, we may, with the consent of the Common Warrant holders, reduce the then current exercise price with respect to the Common Warrants to any amount and for any period of time deemed appropriate by our board of directors. The Common Warrants will be issued separately from the accompanying Common Shares and/or Pre-Funded Warrants, as applicable, and may be transferred separately immediately thereafter.

Exercisability

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of Common Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). Subject to certain limitations and exceptions, a holder (together with its affiliates) may not exercise any portion of a Common Warrant to the extent that the holder would beneficially own more than 4.99/9.99% of the outstanding Common Shares immediately after exercise of such Common Warrant, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Common Warrants. Purchasers of Common Warrants in this offering may also elect prior to the issuance of the Common Warrants to have the initial exercise limitation set at 9.99% of our outstanding Common Shares. No fractional Common Shares will be issued in connection with the exercise of a Common Warrant. In lieu of fractional Common Shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

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Cashless Exercise

If, at the time a holder exercises the Common Warrant, a registration statement registering the issuance of the Common Shares underlying the Common Warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Common Shares determined according to a formula set forth in the Common Warrants.

Fundamental Transaction

If, at any time while the Common Warrants are outstanding, (1) we, directly or indirectly, consolidate or merge with or into another person, (2) we, directly or indirectly, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any direct or indirect purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of our Common Shares are permitted to sell, tender or exchange their Common Shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding shares of Common Shares, (4) we, directly or indirectly, effect any reclassification, reorganization or recapitalization of our Common Shares or any compulsory share exchange pursuant to which our Common Shares are converted into or exchanged for other securities, cash or property, or (5) we, directly or indirectly, consummate a stock or share purchase agreement or other business combination with another person whereby such other person acquires more than 50% of our outstanding Common Shares, each, a “Fundamental Transaction”, then upon any subsequent exercise of the Common Warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Common Shares then issuable upon exercise of the Common Warrant, and any additional consideration payable as part of the Fundamental Transaction.

Transferability

Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant together with the appropriate instruments of transfer.

Exchange Listing

There is no trading market available for the Common Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Common Warrants on any securities exchange or nationally recognized trading system, nor do we have any obligation to do so.

Rights as a Shareholder

Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of Common Shares, a holder of Common Warrants does not have rights or privileges of a holder of Common Shares, including any voting rights or dividends, until the holder exercises the Common Warrants.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrants, the form of which is or shall be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Shares following the consummation of this offering the opportunity to invest capital into the Company without triggering such ownership restrictions. By receiving Pre-Funded Warrants in lieu of the Common Shares contained in the Units which would result in such holders’ ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%), such holders will have the ability to exercise their options to purchase the Common Shares underlying the Pre-Funded Warrants for nominal consideration of $0.0001 per share at a later date.

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Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.0001. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full.

Adjustments

Until such exercise termination date, the exercise price and number of Common Shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Shares and the exercise price, which are typical of such provisions in convertible securities. The Pre-Funded Warrants will be issued separately from the accompanying Common Warrants, and may be transferred separately immediately thereafter.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of Common Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). Subject to certain limitations and exceptions, a holder (together with its affiliates) may not exercise any portion of a Pre-Funded Warrant to the extent that the holder would beneficially own more than 4.99/9.99% of the outstanding Common Shares immediately after exercise of such Pre-Funded Warrant, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants. Purchasers of Pre-Funded Warrants in this offering may also elect prior to the issuance of the Pre-Funded Warrants to have the initial exercise limitation set at 9.99% of our outstanding Common Shares. No fractional Common Shares will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional Common Shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Cashless Exercise

At the time a holder exercises its Pre-Funded Warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Common Shares determined according to a formula set forth in the Pre-Funded Warrants.

Fundamental Transaction

If, at any time while the Pre-Funded Warrants are outstanding, (1) we, directly or indirectly, consolidate or merge with or into another person, (2) we, directly or indirectly, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any direct or indirect purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of our Common Shares are permitted to sell, tender or exchange their Common Shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding shares of Common Shares, (4) we, directly or indirectly, effect any reclassification, reorganization or recapitalization of our Common Shares or any compulsory share exchange pursuant to which our Common Shares are converted into or exchanged for other securities, cash or property, or (5) we, directly or indirectly, consummate a stock or share purchase agreement or other business combination with another person whereby such other person acquires more than 50% of our outstanding Common Shares, each, a “Fundamental Transaction”, then upon any subsequent exercise of the Pre-Funded Warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Common Shares then issuable upon exercise of the Pre-Funded Warrant, and any additional consideration payable as part of the Fundamental Transaction.

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Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant together with the appropriate instruments of transfer.

Exchange Listing

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, nor do we have any obligation to do so.

Rights as a Shareholder

While the Pre-Funded Warrants have certain adjustment provisions as set forth above, except by virtue of such holder’s ownership of Common Shares, a holder of Pre-Funded Warrants does not have rights or privileges of a holder of Common Shares, including any voting rights or dividends, until the holder exercises the Pre-Funded Warrants.

Placement Agent Warrants

The material terms and provisions of the Placement Agent Warrants are substantially the same as the Common Warrants described above under the heading “Common Warrants,” with the exception of the following terms:

●	The exercise price of the Placement Agent Warrants is 125% of the offering price per Unit;

●	The beneficial ownership threshold is set at 4.99%;

●	Holders of Placement Agent Warrants are not entitled to receive cash dividends or distribution or return of capital in the form of cash made to holders of Common Shares (as, if and when declared by our board of directors); and

●	The Placement Agent Warrants are not transferrable for a period of 180 days from the date of effectiveness or the commencement of sales of this offering, as described in “Plan of Distribution—Placement Agent Warrants”.

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INCOME TAX CONSIDERATIONS

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion is a summary of the material U.S. federal income tax consequences applicable to the purchase, ownership and disposition of our Common Shares, Common Warrants or Pre-Funded Warrants being offered by this prospectus supplement and the accompanying prospectus by a U.S. Holder (as defined below), but does not purport to be a complete analysis of all potential U.S. federal income tax effects.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, IRS rulings and judicial decisions in effect on the date of this prospectus supplement. This discussion addresses only the U.S. federal income tax consequences to U.S. Holders that are initial purchasers of our Common Shares, Common Warrants or Pre-Funded Warrants and that will hold such Common Shares, Common Warrants or Pre-Funded Warrants as capital assets for U.S. federal income tax purposes. All of these are subject to change, possibly with retroactive effect, or different interpretations. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to particular U.S. Holders in light of their specific circumstances (for example, U.S. Holders subject to the alternative minimum tax or the Medicare contribution tax on net investment income under the Code) or to holders that may be subject to special rules under U.S. federal income tax law, including, without limitation:

●	dealers in stocks, securities or currencies;

●	securities traders that use a mark-to-market accounting method;

●	banks and financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	tax-exempt organizations;

●	retirement plans, individual plans, individual retirement accounts and tax-deferred accounts;

●	partnerships or other pass-through entities for U.S. federal income tax purposes and their partners or members;

●	persons holding Common Shares, Common Warrants or Pre-Funded Warrants as part of a hedging or conversion transaction straddle or other integrated or risk reduction transaction;

●	persons who or that are, or may become, subject to the expatriation provisions of the Code;

●	persons whose functional currency is not the U.S. dollar; and

●	direct, indirect or constructive owners of 10% or more of the total combined voting power of all classes of our voting stock or 10% or more of the total value of shares of all classes of our stock.

If a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes holds Common Shares, Common Warrants or Pre-Funded Warrants, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. This summary does not address the tax consequences to any such partner. Such a partner should consult its own tax advisor as to the tax consequences of the partnership purchasing, owning and disposing of Common Shares, Common Warrants or Pre-Funded Warrants.

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A “U.S. Holder” is a beneficial owner of Common Shares, Common Warrants or Pre-Funded Warrants that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust with respect to which a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or that has a valid election in effect to be treated as a U.S. person under applicable U.S. Treasury Regulations.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSEQUENCES DESCRIBED BELOW TO THEIR PARTICULAR SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

Tax Treatment of the Pre-Funded Warrants

Although the characterization of the Pre-Funded Warrants for U.S. federal income tax purposes is not entirely clear, we expect to treat our Pre-Funded Warrants as a class of our common stock for U.S. federal income tax purposes. However, our position is not binding on the IRS and the IRS may treat the Pre-Funded Warrants as warrants to acquire our Common Shares. Accordingly, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Pre-Funded Warrants. The following discussion assumes our Pre-Funded Warrants are properly treated as a class of our common stock.

Allocation of Purchase Price and Characterization of Units

For U.S. federal income tax purposes, each Unit and Pre-Funded Unit should be treated as an “investment unit” and the purchase price for each investment unit should be allocated between the two components thereof in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the share of common stock or Pre-Funded Warrant, as applicable, and the Common Warrant included in each unit. The separation of the share of common stock or Pre-Funded Warrant, as applicable, and the Common Warrant included in each unit should not be a taxable event for U.S. federal income tax purposes. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price for a unit.

Tax Consequences if we are a Passive Foreign Investment Company

A foreign corporation will be classified as a PFIC for any taxable year in which, after taking into account the income and assets of the corporation and certain subsidiaries pursuant to applicable “look-through rules,” either (i) at least 75% of its gross income is “passive income” or (ii) at least 50% of the average quarterly value of its assets is attributable to assets which produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a non-U.S. corporation owns at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income.

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The determination of whether we are, or will be, a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to various interpretations. Although the matter is not free from doubt, we believe that we were not a PFIC during our 2019 taxable year and will not likely be a PFIC during our 2020 taxable year. Because PFIC status is based on our income, assets and activities for the entire taxable year, and our market capitalization, it is not possible to determine whether we will be characterized as a PFIC for the 2020 taxable year until after the close of the taxable year. The tests for determining PFIC status are subject to a number of uncertainties. These tests are applied annually, and it is difficult to accurately predict future income, assets and activities relevant to this determination. In addition, because the market price of our Common Shares is likely to fluctuate, the market price may affect the determination of whether we will be considered a PFIC. There can be no assurance that we will not be considered a PFIC for any taxable year (including our 2020 taxable year). Prospective investors should consult their tax advisors regarding the Company’s PFIC status.

If the Company is classified as a PFIC for any taxable year during which a U.S. Holder owns Common Shares, Common Warrants or Pre-Funded Warrants, the U.S. Holder, absent certain elections (including the mark-to-market and QEF elections described below), will generally be subject to adverse rules (regardless of whether the Company continues to be classified as a PFIC) with respect to (i) any “excess distributions” (generally, any distributions received by the U.S. Holder on the Common Shares, Common Warrants or Pre-Funded Warrants in a taxable year that are greater than 125% of the average annual distributions received by the U.S. Holder in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Common Shares, Common Warrants or Pre-Funded Warrants) and (ii) any gain realized on the sale or other disposition of the Common Shares, Common Warrants or Pre-Funded Warrants.

Under these adverse rules (a) the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period, (b) the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which the Company is classified as a PFIC will be taxed as ordinary income and (c) the amount allocated to each of the other taxable years during which the Company was classified as a PFIC will be subject to tax at the highest rate of tax in effect for the applicable category of taxpayer for that year and an interest charge will be imposed with respect to the resulting tax attributable to each such other taxable year. A U.S. Holder that is not a corporation will be required to treat any such interest paid as “personal interest,” which is not deductible.

Under proposed Treasury Regulations, if a U.S. Holder has an option, warrant, or other right to acquire stock of a PFIC (such as the Common Warrants), such option, warrant or right is considered to be PFIC stock also subject to these default rules discussed above. However, a U.S. Holder generally may not make a QEF election or mark-to-market Election with respect to warrants. In addition, under proposed Treasury Regulations, if a U.S. Holder holds an option, warrant or other right to acquired stock of a PFIC, the holding period with respect to shares of stock of the PFIC acquired upon exercise of such option, warrant or other right will include the period that the option, warrant or other right was held. Thus, this will impact the availability of timely QEF election and mark-to-market election with respect to such shares as discussed below. Because of the complexity and uncertainty of the treatment of Common Warrants under the PFIC rules, each U.S. Holder should consult his own tax advisor regarding the application of the PFIC rules to the Common Shares acquired upon an exercise of Common Warrants and the availability of, and procedure for making, a qualifying election with respect to Common Warrants.

U.S. Holders can avoid the adverse rules described above in part by making a mark-to-market election with respect to the Common Shares, provided that the Common Shares are “marketable.” The Common Shares will be marketable if they are “regularly traded” on a “qualified exchange” or other market within the meaning of applicable U.S. Treasury regulations. For this purpose, the Common Shares generally will be considered to be regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. The Common Shares are currently listed on the NASDAQ, which constitutes a qualified exchange; however, there can be no assurance that the Common Shares will be treated as regularly traded for purposes of the mark-to-market election on a qualified exchange. If the Common Shares were not regularly traded on the NASDAQ or were delisted from the NASDAQ and were not traded on another qualified exchange for the requisite time period described above, the mark-to-market election would not be available. A mark-to-market election is not expected to be available with respect to the Pre-Funded Warrants, which are not likely to be treated as regularly traded on a qualified exchange.

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A U.S. Holder that makes a mark-to-market election must include in gross income, as ordinary income, for each taxable year an amount equal to the excess, if any, of the fair market value of the U.S. Holder’s Common Shares at the close of the taxable year over the U.S. Holder’s adjusted tax basis in the Common Shares. An electing U.S. Holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted tax basis in the Common Shares over the fair market value of the Common Shares at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains previously included in income. A U.S. Holder that makes a mark-to-market election generally will adjust such U.S. Holder’s tax basis in the Common Shares to reflect the amount included in gross income or allowed as a deduction because of such mark-to-market election. Gains from an actual sale or other disposition of the Common Shares will be treated as ordinary income, and any losses incurred on a sale or other disposition of the Common Shares will be treated as ordinary losses to the extent of any net mark-to-market gains previously included in income.

If we are classified as a PFIC for any taxable year in which a U.S. Holder owns Common Shares, but before a mark-to-market election is made, the adverse PFIC rules described above will apply to any mark-to-market gain recognized in the year the election is made. Otherwise, a mark-to-market election will be effective for the taxable year for which the election is made and all subsequent taxable years. The election cannot be revoked without the consent of the IRS unless the Common Shares cease to be marketable, in which case the election is automatically terminated.

If the Company is classified as a PFIC, a U.S. Holder will generally be treated as owning stock owned by the Company in any direct or indirect subsidiaries that are also PFICs and will be subject to similar adverse rules with respect to distributions to the Company by, and dispositions by the Company of, the stock of such subsidiaries. A mark-to-market election is not permitted for the shares of any subsidiary of the Company that is also classified as a PFIC. Prospective investors should consult their tax advisors regarding the availability of, and procedure for making, a mark-to-market election.

In some cases, a shareholder of a PFIC can avoid the interest charge and the other adverse PFIC consequences described above by making a QEF election to be taxed currently on its share of the PFIC’s undistributed income. We will endeavor to satisfy the record keeping requirements that apply to a QEF and to supply requesting U.S. Holders with the information that such U.S. Holders are required to report under the QEF rules. There can be no assurance, however, that we will satisfy the record keeping requirements or provide the information required to be reported by U.S. Holders.

A U.S. Holder that makes a timely and effective QEF election for the first tax year in which its holding period of its Common Shares or Pre-Funded Warrants begins generally will not be subject to the adverse PFIC consequences described above with respect to its Common Shares or Pre-Funded Warrants. Rather, a U.S. Holder that makes a timely and effective QEF election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) the Company’s net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the Company’s ordinary earnings, which will be taxed as ordinary income to such U.S. Holder, in each case regardless of which such amounts are actually distributed to the U.S. Holder by the Company. Generally, “net capital gain” is the excess of (i) net long-term capital gain over (ii) net short-term capital loss, and “ordinary earnings” are the excess of (A) “earnings and profits” over (B) net capital gain.

A U.S. Holder that makes a timely and effective QEF election with respect to the Company generally (a) may receive a tax-free distribution from us to the extent that such distribution represents “earnings and profits” that were previously included in income by the U.S. Holder because of such QEF election and (b) will adjust such U.S. Holder’s tax basis in the Common Shares or Pre-Funded Warrants to reflect the amount included in income or allowed as a tax-free distribution because of such QEF election. In addition, a U.S. Holder that makes a QEF election generally will recognize capital gain or loss on the sale or other taxable disposition of Common Shares or Pre-Funded Warrants.

The QEF election is made on a shareholder-by-shareholder basis. Once made, a QEF election will apply to the tax year for which the QEF election is made and to all subsequent tax years, unless the QEF election is invalidated or terminated or the IRS consents to revocation of the QEF election. In addition, if a U.S. Holder makes a QEF election, the QEF election will remain in effect (although it will not be applicable) during those tax years in which we are not a PFIC.

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If the Company is classified as a PFIC and then ceases to be so classified, a U.S. Holder may make an election (a “deemed sale election”) to be treated for U.S. federal income tax purposes as having sold such U.S. Holder’s Common Shares or Pre-Funded Warrants on the last day of the taxable year of the Company during which it was a PFIC. A U.S. Holder that made a deemed sale election would then cease to be treated as owning stock in a PFIC by reason of ownership of Common Shares or Pre-Funded Warrants in the Company. Any gain recognized, however, as a result of making the deemed sale election would be subject to the adverse rules described above and loss would not be recognized.

If the Company is a PFIC in any year with respect to a U.S. Holder, the U.S. Holder will be required to file an annual information return on IRS Form 8621 regarding distributions received on Common Shares and any gain realized on the disposition of Common Shares.

In addition, if the Company is a PFIC, U.S. Holders will generally be required to file an annual information return with the IRS (also on IRS Form 8621, which PFIC shareholders are required to file with their U.S. federal income tax or information returns) relating to their ownership of Common Shares or Pre-Funded Warrants.

Prospective investors should consult their tax advisors regarding the potential application of the PFIC regime and any reporting obligations to which they may be subject under that regime.

Taxation of Distributions

Subject to the PFIC rules discussed above, any distributions paid by us out of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), before reduction for any Canadian withholding tax paid with respect thereto, will generally be taxable to a U.S. Holder as foreign source dividend income, and generally will not be eligible for the dividends received deduction generally allowed to corporations.

Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s adjusted tax basis in the Common Shares and, thereafter, as capital gain. We do not, however, intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, U.S. Holders should expect that any distribution from us generally will be treated for U.S. federal income tax purposes as a dividend. Prospective investors should consult their own tax advisors with respect to the appropriate U.S. federal income tax treatment of any distribution received from us.

Dividends paid to non-corporate U.S. Holders by us in a taxable year in which we are treated as a PFIC, or in the immediately following taxable year, will not be eligible for the special reduced rates normally applicable to long-term capital gains. In all other taxable years, dividends paid by us should be taxable to a non-corporate U.S. Holder at the special reduced rates normally applicable to long-term capital gains, provided that certain conditions are satisfied (including a minimum holding period requirement). We believe we were not a PFIC for the 2019 taxable year. However, no assurance can be provided that we will not be classified as a PFIC for 2020 and, therefore, no assurance can be provided that a U.S. Holder will be able to claim a reduced rate for dividends paid in 2020 or 2021 (if any). Please see the subsection above entitled “Material U.S. Federal Income Tax Considerations — “Tax Consequences if we are a Passive Foreign Investment Company” for a more detailed discussion.

Under current law, payments of dividends by us to non-Canadian investors are generally subject to a 25% Canadian withholding tax. The rate of withholding tax applicable to U.S. Holders that are eligible for benefits under the Canada-United States Tax Convention (the “Convention”) is reduced to a maximum of 15%. This reduced rate of withholding will not apply if the dividends received by a U.S. Holder are effectively connected with a permanent establishment of the U.S. Holder in Canada. For U.S. federal income tax purposes, U.S. Holders will be treated as having received the amount of Canadian taxes withheld by the Company, and as then having paid over the withheld taxes to the Canadian taxing authorities. As a result of this rule, the amount of dividend income included in gross income for U.S. federal income tax purposes by a U.S. Holder with respect to a payment of dividends may be greater than the amount of cash actually received (or receivable) by the U.S. Holder from the Company with respect to the payment.

Subject to certain limitations, a U.S. Holder will generally be entitled, at the election of the U.S. Holder, to a credit against its U.S. federal income tax liability, or a deduction in computing its U.S. federal taxable income, for Canadian income taxes withheld by us. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. For purposes of the foreign tax credit limitation, dividends paid by us generally will constitute foreign source income in the “passive category income” basket. The foreign tax credit rules are complex and prospective investors should consult their tax advisors concerning the availability of the foreign tax credit in their particular circumstances.

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Dividends paid in Canadian dollars will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to the exchange rate in effect on the date the U.S. Holder (actually or constructively) receives the dividend, regardless of whether such Canadian dollars are actually converted into U.S. dollars at that time. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Gain or loss, if any, realized on a sale or other disposition of the Canadian dollars will generally be U.S. source ordinary income or loss to a U.S. Holder.

We generally do not pay any dividends and do not anticipate paying any dividends in the foreseeable future.

Constructive Dividends on Pre-Funded Warrants and Warrants

As discussed above under “Dividend Policy,” we do not currently expect to make distributions on our Common Shares. Subject to the PFIC rules described above, if at any time during the period in which a U.S. Holder held our Pre-Funded Warrants or Common Warrants we were to pay a taxable dividend to our shareholders and, in accordance with the anti-dilution provisions of the Pre-Funded Warrants or Common Warrants, the exercise price of the Pre-Funded Warrants or Common Warrants were decreased, that decrease would be deemed to be the payment of a taxable dividend to a U.S. Holder of the Pre-Funded Warrants or Common Warrants to the extent of our earnings and profits, notwithstanding the fact that the U.S. Holder would not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), that adjustment may also result in the deemed payment of a taxable dividend to a U.S. Holder. U.S. Holders should consult their tax advisers regarding the proper treatment of any adjustments to the Pre-Funded Warrants or Common Warrants and the interaction between these adjustments and the PFIC rules.

Any taxable deemed distribution will be generally taxed in the same manner as an actual distribution received by a U.S. Holder as discussed above under “—Taxation of Distributions.”

Information reporting and backup withholding may be required regarding the amount of any deemed distributions. See “Information Reporting and Backup Withholding.” Because a deemed distribution would not result in the payment of any cash to a U.S. Holder from which any applicable backup withholding could be satisfied, if backup withholding is paid on the U.S. Holder’s behalf (because the U.S. Holder failed to establish an exemption from backup withholding), an applicable withholding agent may withhold such amounts from the Common Shares or current or subsequent payments of cash payable to such U.S. Holder.

For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Recently proposed Treasury regulations, on which we may rely prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined. U.S. Holders are urged to consult their own tax advisor with respect to the tax consequences of any adjustment (or the absence of any adjustment) to the warrants and any resulting deemed distribution.

Sale, Exchange or Other Taxable Disposition of Common Shares, Common Warrants or Pre-Funded Warrants

Subject to the PFIC rules discussed above, upon a sale, exchange or other taxable disposition of Common Shares, Common Warrants or Pre-Funded Warrants, a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount realized on the sale, exchange or other taxable disposition and the U.S. Holder’s adjusted tax basis in the Common Shares, Common Warrants or Pre-Funded Warrants.

This capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in the Common Shares, Common Warrants or Pre-Funded Warrants exceeds one year. The deductibility of capital losses is subject to limitations. Any gain or loss will generally be U.S. source for U.S. foreign tax credit purposes.

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Exercise or Lapse of a Warrant or a Pre-funded Warrant

Subject to the PFIC rules described above and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss on the exercise of a Common Warrant or a Pre-Funded Warrant and related receipt of a Common Share, unless cash is received in lieu of the issuance of a fractional Common Share. However, under a proposed Treasury Regulation (which is proposed to have retroactive effect), a U.S. Holder would recognize gain if the Pre-Funded Warrant was treated as stock of a PFIC with respect to a U.S. Holder at the time of the exercise of the Pre-Funded Warrants and the stock received upon the exercise was not treated as stock of a PFIC for the taxable year in which the exercise occurs.

A U.S. Holder’s initial tax basis in the Common Share received on the exercise of a Common Warrant or Pre-Funded Warrant should be equal to the sum of (i) the U.S. Holder’s tax basis in the Common Warrant or Pre-Funded Warrant (that is, an amount equal to the portion of the purchase price of a Unit or a Pre-Funded Unit, as the case may be, allocable to the Common Warrant or Pre-Funded Warrant, as the case may be, as described above) plus (ii) the exercise price paid by the U.S. Holder on the exercise of the Common Warrant or Pre-Funded Warrant. A U.S. Holder’s holding period for Common Shares received on exercise of a warrant will commence on the date following the date of exercise of the warrant and will not include the period during which the U.S. Holder held the Common Warrant. Although it is not entirely clear, a U.S. Holder’s holding period for Common Shares received on exercise of a Pre-Funded Warrant will likely include the period during which the U.S. Holder held the Pre-Funded Warrant.

The U.S. federal income tax treatment of a cashless exercise of Common Warrants or Pre-Funded Warrants into Common Shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Common Warrant or Pre-Funded Warrant described in the preceding paragraph.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance as to the tax treatment that would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Common Warrants or Pre-Funded Warrants.

Information Reporting and Backup Withholding

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on our securities within the United States to a U.S. Holder (other than an exempt recipient) and to the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient) to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances. In addition, certain information concerning a U.S. Holder’s adjusted tax basis in securities it owns and adjustments to that tax basis and whether any gain or loss with respect to such securities is long term or short term also may be required to be reported to the IRS.

In addition, U.S. federal income tax information reporting rules generally require certain individuals who are U.S. Holders to file Form 8938 to report the ownership of specified foreign financial assets if the total value of those assets exceeds an applicable threshold amount (subject to certain exceptions). For these purposes, a specified foreign financial asset includes not only a financial account (as defined for these purposes) maintained by a foreign financial institution, but also any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity, provided that the asset is not held in an account maintained by a financial institution. The minimum applicable threshold amount is generally U.S. $50,000 in the aggregate, but this threshold amount varies depending on whether the individual lives in the U.S., is married, files a joint income tax return with his or her spouse, and on certain other factors. Certain domestic entities that are U.S. Holders may also be required to file Form 8938 if both (i) such entities are owned at least 80% by an individual who is a U.S. citizen or U.S. tax resident (or in some cases, by a nonresident alien who meets certain criteria) or are trusts with beneficiaries that are such individuals and (ii) more than 50% of their income consists of certain passive income or more than 50% of their assets is held for the production of such income. U.S. Holders are urged to consult with their tax advisors regarding their reporting obligations, including the requirement to file IRS Form 8938.

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U.S. Holders who transfer more than $100,000 to us in a 12-month period (and/or who become owners of 10% or more of our securities) will be required to file IRS Form 926, Return by U.S. Transferor of Property to a Foreign Corporation, and U.S. Holders who become holder of more than 10% of our securities may also have to file IRS Form 5471, Information Return of U.S. Persons With Respect to Certain Foreign Corporations, in each case reporting transfers of cash or other property to us and information relating to the U.S. Holder and us. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with these filing requirements. U.S. Holders should consult their own tax advisors about the need to file either of these forms. See also the discussion, above, regarding Form 8621, Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund.

Backup withholding of U.S. federal income tax, currently at a rate of 24%, generally will apply to dividends paid on our securities to a U.S. Holder (other than an exempt recipient) and the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient), in each case who:

●	fails to provide an accurate taxpayer identification number;

●	is notified by the IRS that backup withholding is required; or

●	in certain circumstances, fails to comply with applicable certification requirements.

A non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in their particular circumstances.

Canadian Federal Income Tax Considerations For U.S. Holders

The following is a general summary, as of the date hereof, of the principal Canadian federal income tax considerations generally applicable to the holding and disposition of Units and Pre-Funded Units acquired pursuant to this prospectus by a holder who, at all relevant times, (a) for the purposes of the Income Tax Act (Canada) (the “Tax Act”), (i) is not resident, or deemed to be resident, in Canada, (ii) deals at arm’s length with, and is not affiliated with, the Company, (iii) beneficially owns Common Shares, Common Warrants and Pre-Funded Warrants, (collectively, the “Securities”), as the case may be, as capital property, (iv) does not use or hold the Securities in the course of carrying on, or otherwise in connection with, a business or a part of a business carried on or deemed to be carried on in Canada, and (v) is not a “registered non-resident insurer” or “authorized foreign bank” within the meaning of the Tax Act, and (b) for the purposes of the Canada-United States Income Tax Convention (1980), as amended (the “Convention”), is a resident of the U.S., has never been a resident of Canada, does not have and has not had, at any time, a permanent establishment or fixed base in Canada, and is a qualifying person or otherwise qualifies for the full benefits of the Convention. Securities will generally be considered to be capital property to a holder unless such Securities are held in the course of carrying on a business of buying or selling securities or an adventure or concern in the nature of trade. Holders who meet all the criteria in clauses (a) and (b) are referred to herein as a “U.S. Holder” or “U.S. Holders.” This summary does not deal with special situations, such as the particular circumstances of traders or dealers or holders who have entered or will enter into a “derivative forward agreement” (as defined in the Tax Act) in respect of any of the Securities. Such holders and other holders who do not meet the criteria in clauses (a) and (b) should consult their own tax advisors.

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This summary is based upon the current provisions of the Tax Act and the regulations thereunder (the “Regulations”) and counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) made publicly available prior to the date hereof. It also takes into account all proposed amendments to the Tax Act and the Regulations publicly released by the Minister of Finance (Canada) (the “Tax Proposals”) prior to the date hereof, and assumes that all such Tax Proposals will be enacted as currently proposed. No assurance can be given that the Tax Proposals will be enacted in the form proposed or at all. This summary does not otherwise take into account or anticipate any changes in law, whether by way of legislative, judicial or administrative action or interpretation, nor does it take into account tax laws of any province or territory of Canada or of any other jurisdiction outside Canada.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular U.S. Holder and no representation with respect to the federal income tax consequences to any particular U.S. Holder or prospective U.S. Holder is made. The tax consequences to a U.S. Holder will depend on the holder’s particular circumstances. Accordingly, U.S. Holders should consult with their own tax advisors for advice with respect to their own particular circumstances.

Currency Conversion

In general, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Securities must be converted into Canadian dollars based on the applicable exchange rate quoted by the Bank of Canada for the relevant day or such other rate of exchange that is acceptable to the CRA.

Allocation of Cost

A U.S. Holder who acquires Units will be required to allocate the purchase price paid for each Unit on a reasonable basis between the Common Share and the Common Warrant comprising each Unit in order to determine their respective costs to such U.S. Holder for the purposes of the Tax Act.

A U.S. Holder who acquires Pre-Funded Units will be required to allocate the purchase price paid for each Pre-Funded Unit on a reasonable basis between the Pre-Funded Warrant and the Common Warrant comprising each Pre-Funded Unit in order to determine their respective costs to such U.S. Holder for the purposes of the Tax Act.

Exercise or Expiry of Warrants

No gain or loss will be realized by a U.S. Holder of a Common Warrant or Pre-Funded Warrant (collectively, the “Warrants”) upon the exercise of such Warrants for Common Shares. When a Warrant is exercised, the U.S. Holder’s cost of the Common Share acquired thereby will be equal to the adjusted cost base of the Warrant to such U.S. Holder, plus the amount paid by such U.S. Holder on the exercise of the Warrant. For the purpose of computing the adjusted cost base to a U.S. Holder of the Common Shares acquired on the exercise of Warrants, the cost of such Common Shares must be averaged with the adjusted cost base to such U.S. Holder of all other Common Shares (if any) held by the U.S. Holder as capital property immediately prior to the exercise of such Warrant.

Generally, the expiry of an unexercised Warrant will give rise to a capital loss equal to the adjusted cost base to the U.S. Holder of such expired Warrant.

Dividends

Amounts paid or credited or deemed to be paid or credited as, on account or in lieu of payment, or in satisfaction of, dividends on the Common Shares to a U.S. Holder will be subject to Canadian withholding tax. Under the Convention, the rate of Canadian withholding tax on dividends paid or credited by the Company to a U.S. Holder that beneficially owns such dividends is generally 15% unless the beneficial owner is a company that owns at least 10% of the Company’s voting stock at that time, in which case the rate of Canadian withholding tax is reduced to 5%.

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Dispositions

Upon the disposition of a Security (but not upon the exercise of a Warrant), a U.S. Holder will realize a capital gain (or capital loss) in the taxation year of the disposition equal to the amount by which the U.S. Holder’s proceeds of disposition, net of any reasonable costs of disposition, exceed (or are exceeded by) the adjusted cost base to the U.S. Holder of the particular Security immediately before the disposition or deemed disposition.

A U.S. Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such U.S. Holder on a disposition of Securities, unless such Securities constitute “taxable Canadian property” (as defined in the Tax Act) of the U.S. Holder at the time of disposition and the U.S. Holder is not entitled to relief under the Convention.

Provided that the Common Shares are listed on a designated stock exchange for purposes of the Tax Act (which currently includes the NASDAQ and the TSX) at the time of the disposition, the Common Shares and Warrants, as applicable, generally will not constitute taxable Canadian property of a U.S. Holder, unless: (a) at any time during the 60-month period immediately preceding the disposition or deemed disposition of the Security (as applicable): (i) 25% or more of the issued shares of any class or series of the share capital of the Company were owned by, or belonged to, one or any combination of (x) the U.S. Holder, (y) persons with whom the U.S. Holder did not deal at arm’s length (within the meaning of the Tax Act) and (z) partnerships in which the U.S. Holder or a person referred to in (y) holds a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of: (A) real or immovable property situated in Canada, (B) Canadian resource property (as defined in the Tax Act), (C) timber resource property (as defined in the Tax Act), and (D) options in respect of, or interests in, or for civil law rights in, property described in any of (A) through (C) above, whether or not such property exists; or (b) the Security (as applicable) is deemed under the Tax Act to be taxable Canadian property.

If a Security is taxable Canadian property to a U.S. Holder, any capital gain realized on the disposition or deemed disposition of such Security may not be subject to Canadian federal income tax pursuant to the terms of the Convention. Non-Resident Holders whose Securities may be taxable Canadian property should consult their own tax advisors.

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PLAN OF DISTRIBUTION

We engaged H.C. Wainwright & Co., LLC (“Wainwright” or the “placement agent”) to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus. The placement agent is not purchasing or selling any securities, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use their “best efforts” to arrange for the sale of securities by us. Therefore, we may not sell the entire amount of shares being offered. We may enter into a securities purchase agreement directly with certain institutional investors who purchase our securities in this offering. We will not enter into securities purchase agreements with all other investors and such investors shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

Upon the closing of this offering, we will pay the placement agent a cash transaction fee and a management fee, equal to 7.25% and 1.0%, respectively, of the gross proceeds to us from the sale of the securities in the offering (excluding any proceeds from the exercise of the warrants issued in the offering).

The following table shows the per Unit and per Pre-funded Unit and total placement agent fees we will pay assuming the sale of all of the securities offered pursuant to this prospectus.

	Per Unit	Per Pre- funded Unit	Total
Placement Agent Fees	$	$	$
Total	$	$	$

We will also pay the placement agent a non-accountable expense allowance of $50,000, reimburse the placement agent $12,900 for the clearing expenses of the placement agent and reimburse the placement agent’s legal fees and expenses in an amount up to $100,000 in connection with this offering. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees and expenses, will be approximately $400,000.

After deducting the fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $ million.

Placement Agent Warrants

In addition, we have agreed to issue to the placement agent or its designees warrants, or the Placement Agent Warrants, to purchase _____ Common Shares (which represents 7.0% of the aggregate number of Common Shares (i) included in the Units and (ii) issuable upon the exercise of the Pre-Funded Warrants included within the Pre-Funded Units that are, in each case, placed in this offering to investors). The Placement Agent Warrants will have an exercise price of $________ per Common Share (equal to 125% of the price of the Units sold in this offering) and will terminate on the anniversary of the effective date of this offering. Pursuant to FINRA Rule 5110(g), the Placement Agent Warrants and any Common Shares issued upon exercise of the Placement Agent Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the effective date of this offering or commencement of sales of this offering, except the transfer of any security:

●	by operation of law or by reason of reorganization of our company;

●	to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period;

●	if the aggregate amount of securities of our company held by the holder of the Placement Agent Warrants or related persons do not exceed 1% of the securities being offered;

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●	that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

●	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

This prospectus also relates to the offering of Common Shares issuable upon the exercise of the Placement Agent Warrants.

The placement agent may be deemed an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Right of First Refusal

We have also granted Wainwright, subject to certain exceptions, a right of first refusal for a period of 12 months following the closing of this offering to act as sole book-running manager, sole underwriter, sole placement agent or sole agent for each and every future public offering (including at-the-market facility) or a private placement or any other capital raising financing of equity or equity-linked securities using an underwriter or placement agent by us or any of our subsidiaries.

Tail Financing Payments

We have also agreed to pay Wainwright, subject to certain exceptions, a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted by Wainwright during the term of its engagement or introduced to us by Wainwright during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following the expiration of the term of engagement, which is for four months commencing June 10, 2020.

Other Relationships

The placement agent may, from time to time, engage in transactions with or perform services for us in the ordinary course of its business and may continue to receive compensation from us for such services, but we have no present agreements with the placement agent to do so. In particular, the placement agent served as our exclusive placement agent for the registered direct offering of 3,478,261 common shares, at a purchase price of $1.29 per share, and the concurrent private placement of warrants to purchase up to an aggregate of 2,608,696 common shares, which closed on February 21, 2020, for which they received an aggregate of $371,250 in fees and reimbursement of certain expenses. We also issued 243,478 warrants to the designees of the placement agent with an exercise price of $1.61719 per common share. The placement agent also served as our sales agent for an at-the-market offering pursuant to a sales agreement dated April 27, 2017.

Determination of offering price

The public offering price of the securities offered hereby was negotiated between us and the investors, in consultation with the placement agent, and other advisors to us, based on the trading of our Common Shares prior to the offering, among other things. Other factors considered in determining the public offering price of the securities offered hereby include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

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Lock-up Agreements

Our officers and directors who are holders of our securities at the time of the offering, are expected, at the time of the offering, to enter into agreements with the placement agent and certain investors in the offering to be subject to a lock-up period of days following the date of closing of this offering. This means that, during the applicable lock-up period following the closing of the offering, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right to warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any Common Shares or any securities convertible into, or exercisable or exchangeable for, our Common Shares. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions.

We have also agreed, in the securities purchase agreements with certain investors in the offering, to similar lock-up restrictions on the issuance and sale of our securities for days following the closing date of the offering pursuant to this prospectus, although we will be permitted to issue equity-based incentive compensation to directors, officers, employees and consultants under our existing plans, as well as securities to be issued under any previously contracted arrangements. The placement agent may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

We have also agreed to a restriction on the issuance of any variable priced securities for following the closing of this offering, except that we may use our existing at-the-market offering facility and/or may enter into new at-the-market offering facilities through a registered broker-dealer following the date that is after the closing date of the offering.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make for these liabilities.

Offer Restrictions Outside the United States

Canada

The securities offered under this prospectus are not qualified for sale to the public in any Province or Territory of Canada and may not be offered or sold in a Province or Territory of Canada, directly or indirectly, except in accordance with available exemptions from the prospectus requirements under applicable Canadian securities laws and this prospectus does not constitute an offer of the securities, directly or indirectly, to the public in Canada. The Company has not filed and does not intend to file a Canadian prospectus in connection with the securities offered by this prospectus. The securities offered under this prospectus may not be offered, sold, resold, distributed or delivered, directly or indirectly, in Canada or to any resident of Canada during the course of their distribution hereunder, except pursuant to a Canadian prospectus or an exemption from the prospectus requirements under applicable Canadian securities laws.

European Economic Area – Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

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An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

(a) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €€43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €€50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

(c) to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The securities may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the ordinary shares is directed only at, investors listed in the first addendum to the Israeli Securities Law (the “Addendum”), consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA.

This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49 (2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

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EXPENSES OF THE OFFERING

The following table sets forth the costs and expenses, other than placement agent fees, payable by us in connection with the offer and sale of the securities in this offering. All amounts listed below are estimates except the SEC registration fee, NASDAQ listing fee and the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee.

SEC registration fee	$4,809
FINRA filing fee	$6,058
Legal fees and expenses	$305,000
Exchange fees	$42,000
Transfer agent and registrar fees	$5,000
Accountant’s fees and expenses	$37,000
Miscellaneous	$133
Total	$400,000

LEGAL MATTERS

The validity of the Common Shares, the Common Shares issuable upon the exercise of the Common Warrants and Pre-Funded Warrants, if any, and certain other matters of Canadian law will be passed upon for us by Stikeman Elliott LLP, Toronto, Canada. The validity of the Pre-Funded Warrants, the Common Warrants and certain matters of U.S. federal and New York State law will be passed upon for us by Lowenstein Sandler LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the placement agent by Haynes and Boone LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated into this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation incorporated under and governed by the CBCA. Many of our officers and directors, and some of the experts named in this prospectus, are residents of Canada or elsewhere outside of the U.S., and a substantial portion of our assets and the assets of such persons are located outside the U.S. As a result, it may be difficult for investors in the U.S. to effect service of process within the U.S. upon such directors, officers and representatives of experts who are not residents of the U.S. or to enforce against them judgments of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities laws of any state within the U.S. We have been advised by our legal counsel, Stikeman Elliott LLP, that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws would probably be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Stikeman Elliott LLP, however, that there is substantial doubt as to whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 20-F with the SEC, and we furnish other documents, such as quarterly and current reports, proxy statements and other information and documents that we file with the Canadian securities regulatory authorities, to the SEC, as required. The materials we file with or furnish to the SEC are available to the public on the SEC’s Internet website at www.sec.gov. Those filings are also available to the public on our corporate website at www.zentaris.com. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only. As we are a Canadian issuer, we also file continuous disclosure documents with the Canadian securities regulatory authorities, which documents are available on the System for Electronic Document Analysis and Retrieval (“SEDAR”) website maintained by the Canadian Securities Administrators at www.sedar.com.

This prospectus forms part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our Securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or electronically at www.sec.gov.

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DOCUMENTS INCORPORATED BY REFERENCE

The following documents have been filed with the various securities commissions or similar securities regulatory authorities in Canada and are specifically incorporated by reference into, and form an integral part of, this Prospectus:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the SEC on March 31, 2020, as amended by Form 20-F/A filed on June 18, 2020;
●	a Form 8-A12B/A filed with the SEC on May 5, 2019 to amend our previously filed Form 8-A12B filed on April 14, 2017;
●	a press release announcing that Aeterna Zentaris Inc. received a NASDAQ notification regarding the minimum bid price requirement on January 8, 2020, included as Exhibit 99.1 to a Report on Form 6-K furnished to the SEC on January 8, 2020;
●	a press release announcing that Aeterna Zentaris Inc. regained compliance with the NASDAQ minimum bid price requirement for continued listing on January 27, 2020, included as Exhibit 99.1 to a Report on Form 6-K furnished to the SEC on January 27, 2020;
●	a press release announcing the completion of patient recruitment in does-finding pediatric study of Macimorelin on January 28, 2020, included as Exhibit 99.1 to a Report on Form 6-K furnished to the SEC on January 28, 2020; and
●	the Reports on Form 6-K furnished to the SEC on February 21, 2020 (two such Reports on such date), March 31, 2020 (excluding exhibit 99.3 thereto), April 6, 2020, April 7, 2020 and May 6, 2020, as amended by Report on Form 6-K/A furnished to the SEC on May 11, 2020 (excluding exhibits 99.3 and 99.4 thereto).

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

Potential investors, including any beneficial owner, may obtain a copy of any of the documents summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings incorporated by reference herein without charge by written or oral request directed to:

Aeterna Zentaris Inc.

Attention: Investor Relations

315 Sigma Drive

Summerville, South Carolina

USA, 29486

Tel. (843) 900-3223

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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Up to           Units
(each Unit consists of one Common Share and one Common Warrant to purchase            Common Share)

Up to           Pre-Funded Units (each Pre-Funded Unit consists of one Pre-Funded Warrant to purchase one
Common Share and one Common Warrant to          Common Share)

Common Shares underlying the Pre-Funded Warrants

Common Shares underlying the Common Warrants

PRELIMINARY PROSPECTUS

H.C. Wainwright & Co.

The date of this prospectus is_________, 2020

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PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 124 of the Canada Business Corporations Act (the “CBCA”), the registrant may indemnify a present or former director or officer of the registrant or another individual who acts or acted at the registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the registrant or other entity. The registrant may not indemnify an individual unless the individual (i) acted honestly and in good faith with a view to the best interests of the registrant or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the registrant’s request, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with an action by or on behalf of the registrant or other entity to procure a judgment in its favor only with court approval. A director or officer is entitled to indemnification from the registrant as a matter of right if he or she was not judged by the Court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done and fulfilled the conditions set forth above. The registrant may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above. The individual shall repay the moneys if he or she does not fulfill the conditions set forth above to qualify for indemnification.

In accordance with the provisions of the CBCA described above, the by-laws of the registrant provide that the Company shall, to the full extent provided by law, indemnify a director or officer of the Company, a former director or officer of the Company or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The registrant has also agreed to indemnify and save harmless the directors and its senior corporate officers as well as the managing director of its German subsidiary pursuant to various Director and Officer Indemnification Agreements against certain costs, charges, damages, awards, settlements, liabilities, interest, judgments, fines, penalties, statutory obligations, professional fees and retainers and other expenses of whatever nature or kind, provided that any such costs, charges, professional fees and other expenses are reasonable (collectively, “Expenses”) and from and against all Expenses sustained or incurred by the indemnified party as a result of serving as a director, officer or employee of the registrant in respect of any act, matter, deed or thing whatsoever made, done, committed, permitted, omitted or acquiesced in by the indemnified party as a director, officer or employee of the registrant. The form of Director and Officer Indemnification Agreement has been furnished to the SEC as Exhibit 99.1 to the registrant’s Report on Form 6-K dated October 21, 2016.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below are the sales of all unregistered securities of ours sold by us within the past three years (i.e., since June 1, 2017, up to the date of this registration statement) which were not registered under the Securities Act:

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On February 21, 2020, the Company entered into a securities purchase agreement (the “2020 Securities Purchase Agreement”) with institutional investors in the U.S. to purchase 3,478,261 Common Shares, at a purchase price of $1.29375 per share. Under the terms of the 2020 Securities Purchase Agreement, the Company issued to the investors unregistered warrants to purchase up to an aggregate of 2,608,696 Common Shares in a concurrent private placement. The warrants have an exercise price of $1.20 per common share, are exercisable immediately and will expire five and one-half years following the date of issuance. The gross proceeds from the offering totaled approximately $4.5 million, before deducting placement agent fees and offering expenses.

On September 20, 2019, the Company entered into a securities purchase agreement with U.S. institutional investors to purchase $5.0 million in gross proceeds (before transaction costs of $0.8 million) of Common Shares for $1.50 per share in a registered direct offering and warrants to purchase Common Shares in a concurrent private placement. Under the terms of the securities purchase agreement, the Company sold 3,325,000 common shares. In the concurrent private placement, the Company issued warrants to purchase up to an aggregate of 3,325,000 common shares. The warrants are exercisable commencing six months from the date of issuance, have an exercise price of $1.65 per share and expire 5 years following the date of issuance.

The privately placed securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) The following documents are filed as part of this registration statement:

See Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

None.

ITEM 9. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a further post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8. A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a) (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

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(b) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Index

3.1	Restated Certificate of Incorporation and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 99.2 to the Registrant’s report on Form 6-K furnished to the Commission on May 25, 2011)
3.2	Certificate of Amendment and Articles of Amendment of the Registrant (incorporated by reference to Exhibit 99.2 to the Registrant’s report on Form 6-K furnished to the Commission on October 3, 2012)
3.3	Certificate of Amendment and Articles of Amendment of the Registrant (incorporated by reference to Exhibit 99.1 to the Registrant’s report on Form 6-K furnished to the Commission on November 17, 2015)
3.4	Amended and Restated By-Law One of the Registrant (incorporated by reference to Exhibit 1.3 of the Registrant’s Annual Report on Form 20-F for the financial year ended December 31, 2012 filed with the Commission on March 22, 2013)
4.1	Amended and Restated Shareholder Rights Plan Agreement between the Registrant and Computershare Trust Company of Canada, as Rights Agent, dated as of May 8, 2019 (incorporated by reference to Exhibit 99.2 to the Registrant’s report on Form 6-K furnished to the Commission on May 9. 2019)
4.2	Form of Warrant Agreement (incorporated by reference to Exhibit 99.1 of the Registrant’s report on Form 6-K furnished to the Commission on September 20, 2019)
4.3	Form of Investor Warrant (incorporated by reference to Exhibit 99.1 of the Registrant’s report on Form 6-K furnished to the Commission on February 21, 2020)
4.4	Form of Placement Agent Warrant (incorporated by reference to Exhibit 99.4 of the Registrant’s report on Form 6-K furnished to the Commission on February 21, 2020)
4.5*	Form of Common Warrant
4.6*	Form of Pre-Funded Warrant
4.7*	Form of Placement Agent Warrant
5.1*	Opinion of Stikeman Elliott LLP, Canadian counsel to the Company, as to the validity of the Common Shares
5.2*	Opinion of Lowenstein Sandler LLP, U.S. counsel to the Company, as to the validity of the Pre-Funded Warrants and the Common Warrants
10.1	Second Amended and Restated Stock Option Plan of the Registrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Annual Report on Form 20-F for the financial year ended December 31, 2013 filed with the Commission on March 21, 2014)
10.2	2018 Long-Term Incentive Plan of the Registrant (incorporated by reference to Exhibit 4.7 of the Registrant’s Form S-8 filed with the Commission on May 8, 2018)
10.3	License and Assignment Agreement, dated January 16, 2018 by and between Aeterna Zentaris GmbH and Strongbridge Ireland Limited (incorporated by reference to Exhibit 99.2 of the Registrant’s report on Form 6-K furnished to the Commission on January 19, 2018)
10.4	Employment Agreement dated October 1, 2017 between Michael Ward and the Registrant (incorporated by reference to Exhibit 4.3 of the Registrant’s Annual Report on Form 20-F for the financial year ended December 31, 2017 filed with the Commission on March 28, 2018)
10.5	Change of Control Agreement dated October 1, 2017 between Michael Ward and the Registrant (incorporated by reference to Exhibit 4.4 of the Registrant’s Annual Report on Form 20-F for the financial year ended December 31, 2017 filed with the Commission on March 28, 2018)
10.6	Independent Contractor Agreement dated September 18, 2018 between Leslie Auld and the Registrant (incorporated by reference to Exhibit 4.8 of the Registrant’s Annual Report on Form 20-F for the financial year ended December 31, 2018 filed with the Commission on April 1, 2019)
10.7	Master Collaboration Agreement by and between Aeterna Zentaris GmbH, a subsidiary of the Registrant, and Sinopharm A-think Pharmaceuticals Co., Ltd, dated as of December 1, 2014 (incorporated by reference to Exhibit 99.2 of the Registrant’s report on Form 6-K furnished to the Commission on December 11, 2014)
10.8	License Agreement by and between Aeterna Zentaris GmbH, a subsidiary of the Registrant, and Sinopharm A-think Pharmaceuticals Co., Ltd, dated as of December 1, 2014 (incorporated by reference to Exhibit 99.3 of the Registrant’s report on Form 6-K furnished to the Commission on December 11, 2014)
10.9	Technology Transfer and Technical Assistance, Agreement by and between Aeterna Zentaris GmbH, a subsidiary of the Registrant, and Sinopharm A-think Pharmaceuticals Co., Ltd, dated as of December 1, 2014 (incorporated by reference to Exhibit 99.4 of the Registrant’s report on Form 6-K furnished to the Commission on December 11, 2014)
10.10±	Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 99.1 of the Registrant’s report on Form 6-K furnished to the Commission on October 21, 2016)
10.11	Placement Agency Agreement between the Registrant and Maxim Group LLC, dated as of September 20, 2019 (incorporated by reference to Exhibit 99.2 of the Registrant’s report on Form 6-K furnished to the Commission on September 20, 2019)
10.12	Form of Securities Purchase Agreement by and between the Registrant and certain institutional investors, dated as of September 20, 2019 (incorporated by reference to Exhibit 99.3 of the Registrant’s report on Form 6-K furnished to the Commission on September 20, 2019)
10.13	Form of Securities Purchase Agreement by and between the Registrant and certain institutional investors, dated as of February 21, 2020 (incorporated by reference to Exhibit 99.2 of the Registrant’s report on Form 6-K furnished to the Commission on February 21, 2020)
10.14	Engagement Agreement by and between the Registrant and H.C. Wainwright & Co., LLC, dated as of February 18, 2020 (incorporated by reference to Exhibit 99.3 of the Registrant’s report on Form 6-K furnished to the Commission on February 21, 2020)
10.15*	Engagement Agreement by and between the Registrant and H.C. Wainwright & Co., LLC, dated as of June 10, 2020
10.16*	Form of Securities Purchase Agreement
21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 8.1 of the Registrant’s Annual Report on Form 20-F for the financial year ended December 31, 2019 filed with the Commission on March 31, 2020)
23.1*	Consent of Stikeman Elliott LLP (included in Exhibit 5.1)
23.2*	Consent of Lowenstein Sandler LLP (included in Exhibit 5.2)
23.3	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney (included on the signature pages to this Registration Statement)
*	To be filed by amendment
±	Management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charleston, South Carolina, on June 18, 2020.

AETERNA ZENTARIS INC.

By:	/s/ Klaus Paulini, PhD
Name:	Klaus Paulini, PhD
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Klaus Paulini, PhD and Leslie Auld, either of whom may act without the joinder of the other, as the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, to execute in the name, place and stead of the undersigned, in any and all such capacities, any and all amendments (including post-effective amendments) and supplements to this Registration Statement on Form F-1 (including any subsequent registration statement for the same offering which may be filed under the Securities Act of 1933), and all instruments necessary or in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform in the name and on behalf of the undersigned each and every act and thing whatsoever necessary or advisable to be done, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on June 18, 2020.

Signature	Title

/s/ Klaus Paulini, PhD	President, Chief Executive Officer (Principal
Klaus Paulini, PhD	Executive Officer) and Director

/s/ Leslie Auld	Senior Vice President, Chief Financial Officer
Leslie Auld	(Principal Financial Officer and Principal Accounting Officer)

/s/ Carolyn Egbert	Director and Chair of the Board
Carolyn Egbert

/s/ Pierre-Yves Desbiens	Director
Pierre-Yves Desbiens

/s/ Peter G. Edwards	Director
Peter G. Edwards

/s/ Gilles Gagnon	Director
Gilles Gagnon

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement on Form F-1, solely in the capacity of the duly authorized representative of Aeterna Zentaris Inc. in the United States, on June 18, 2020.

AETERNA ZENTARIS INC.

By:	/s/ Klaus Paulini, PhD
Name:	Klaus Paulini, PhD
Title:	Authorized Signatory

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